AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 12, 2004
                                                     Registration No. 333-103072

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                          AMENDMENT NO. 4 TO FORM SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          THE CHILDREN'S INTERNET, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

             NEVADA                           7374                  88-0370247
-------------------------------    ----------------------------   -------------
  (STATE OR OTHER JURISDICTION     (PRIMARY STANDARD INDUSTRIAL  (IRS EMPLOYER
OF INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER)  IDENTIFICATION
                                                                     NUMBER)

                        2401 Crow Canyon Road, Suite 201
                           San Ramon, California 94583
                                 (925) 362-9306
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 Sholeh Hamedani
                          The Children's Internet, Inc.
                        2401 Crow Canyon Road, Suite 201
                           San Ramon, California 94583
                                 (925) 406-2364
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF
                          AGENT FOR SERVICE OF PROCESS)

                                   Copies to:
                                  Oswald & Yap
                            16148 Sand Canyon Avenue
                                Irvine, CA 92618
                                 (949) 788-8900

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 CALCULATION OF REGISTRATION FEE

                                             MAXIMUM
TITLE OF EACH CLASS                         AGGREGATE             MAXIMUM
OF SECURITIES TO BE     AMOUNT TO BE        OFFERING         AGGREGATE OFFERING       AMOUNT OF
    REGISTERED           REGISTERED      PRICE PER SHARE[1]        PRICE          REGISTRATION FEE
-------------------     ------------     ------------------  ------------------   -----------------
Common Stock,
par value $0.001        5,118,500[2]         $  2.00           $  10,237,000            $  942

      Total             5,118,500            $  2.00           $  10,237,000            $  942

_________________________________
1 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) and (o) to the Securities Act of 1933. The selling stockholders will sell at a price $2.00 per share, provided that in the event that our shares become quoted on the OTC Bulletin Board or some other securities market, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions.

2 Consists of 1,118,500 shares of common stock being registered for sale by the selling stockholders and 4,000,000 shares of common stock being registered for sale in a direct public offering by the Company.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement share thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE AMENDED. WE
MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2004


                          THE CHILDREN'S INTERNET, INC.

                                   PROSPECTUS

                        5,118,500 SHARES OF COMMON STOCK

We are offering for sale a maximum of 4,000,000 shares of our common stock in a self-underwritten offering directly to the public. There is no minimum amount of shares that we must sell in our direct offering, and therefore no minimum amount of proceeds will be raised. No arrangements have been made to place funds into escrow or any similar account. Upon receipt, offering proceeds will be deposited into our operating account and used to conduct our business and operations. We are offering the shares without any underwriting discounts or commissions. The purchase price is $2.00 per share. If all of the shares offered by us are purchased, the proceeds to us will be $8,000,000.

This is our initial public offering and no public market currently exists for shares of our common stock.

We are also registering 1,118,500 shares of common stock for sale by certain of our stockholders. The selling stockholders may offer and sell the shares from time to time in negotiated transactions at $2.00 per share. In the event that our shares become quoted on the OTC Bulletin Board, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions.

The offering will terminate 12 months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to one year following the twelve-month offering period.

    INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD
     INVEST IN OUR COMMON STOCK ONLY IF YOU CAN AFFORD TO LOSE YOUR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS
  PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                 Our principal executive offices are located at
         2401 Crow Canyon Road, Suite 201, San Ramon, California 94583.
                     Our telephone number is (925) 406-2364.

            THE DATE OF THIS PROSPECTUS IS ___________________, _____.

                          THE CHILDREN'S INTERNET, INC.

                                TABLE OF CONTENTS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as to the date of this prospectus, regardless of the time of delivery of the prospectus or of any sale of the common stock.


PROSPECTUS SUMMARY..........................................................  1
RISK FACTORS................................................................  4
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........................  8
USE OF PROCEEDS.............................................................  9
DIVIDEND POLICY.............................................................  9
CAPITALIZATION..............................................................  9
DILUTION....................................................................  9
SELECTED FINANCIAL DATA..................................................... 10
PLAN OF OPERATION........................................................... 11
BUSINESS OF THE COMPANY..................................................... 19
ONLINE PROMOTION............................................................ 42
FREE CD DISTRIBUTION........................................................ 42
PRICING CONSIDERATIONS...................................................... 44
MANAGEMENT.................................................................. 48
EXECUTIVE COMPENSATION...................................................... 45
SELLING STOCKHOLDERS........................................................ 52
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................. 50
DESCRIPTION OF SECURITIES................................................... 57
MARKET FOR COMMON EQUITY.................................................... 57
PLAN OF DISTRIBUTION........................................................ 59
INDEMNIFICATION............................................................. 61
LEGAL MATTERS............................................................... 62
EXPERTS..................................................................... 62
WHERE YOU CAN FIND MORE INFORMATION......................................... 62


Outside Back Cover Page

Dealer Prospectus Delivery Obligation

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

This summary highlights selected information in this prospectus, but it may not contain all of the information that is important to you. To better understand this offering, and for a more complete description of the offering, you should read this entire prospectus carefully, including the "Risk Factors" section and the financial statements and the notes to those statements, which are included elsewhere in this prospectus.

In this prospectus, the terms "The Children's Internet," "we," "us," and "our" refer to The Children's Internet, Inc., a Nevada corporation, and, unless the context otherwise requires, "common stock" refers to the common stock, par value $.001 per share, of The Children's Internet, Inc.

                          THE CHILDREN'S INTERNET, INC.

We were incorporated in the State of Nevada on September 25, 1996 as D.W.C. Installations. On July 3, 2002, Shadrack Films, Inc. purchased 1,166,755 newly issued shares of our common stock for $150,000, thereby obtaining a majority ownership interest and becoming our parent company.

We changed our name to The Children's Internet, Inc. on December 27, 2002. We are a development stage company and currently have no revenues, only minimal assets, and have incurred losses since our inception.

On September 10, 2002, we entered into an agreement with a related party, Two Dog Net, Inc., a software development company based in Fresno, California, to be the exclusive marketers of their proprietary Internet service for pre-school to junior high school age children called The Children's Internet(R). We plan to introduce and market The Children's Internet(R), a comprehensive Internet service designed specifically for children that allows them to have safe, yet unrestricted access to the Internet. The Children's Internet(R) allows real time access to pre-selected educational resources and entertaining websites while restricting access to inappropriate websites and information. The proprietary, patent-pending security software, Safe Zone Technology(R) offers security against Internet predators and Internet content that is inappropriate for children. The service provides secure, affordable live Internet access, as well as secure e-mail and chat, homework help, games, news, super portals to educational resources and access to web pages that have been pre-approved for educational and entertaining values.

Through our agreement with Two Dog Net, we will offer subscriptions to The Children's Internet(R) service. We plan to conduct an initial media test to introduce our services to the public via a 30-minute infomercial in 2003. The infomercial was produced by Two Dog Net over a two-year period and is ready to air and is available for our use through our agreement.

We have related parties as follows:

   - Our President, Chief Executive Officer, and one of our Directors, Sholeh Hamedani, is the sole shareholder of our parent company, Shadrack Films, Inc. Ms. Hamedani was also President of Two Dog Net, Inc., the licensor of The Children's Internet(R)technology until August 1, 2002. Ms. Hamedani also owns approximately 10% of the total outstanding shares of Common Stock of Two Dog Net, Inc.

   - Ms. Hamedani's father, Nasser Hamedani, is the current President, Chairman and majority shareholder of Two Dog Net, Inc.

                           OUR DIRECT PUBLIC OFFERING

We are offering for sale up to a maximum of 4,000,000 shares of our common stock directly to the public. There is no underwriter involved in this offering. We are offering the shares without any underwriting discounts or commissions. The purchase price is $2.00 per share. If all of the shares offered by us are purchased, the proceeds to us will be $8,000,000.

This is our initial public offering and no public market currently exists for shares of our common stock. We can offer no assurance that an active trading market will ever develop for our common stock.

The offering will terminate 12 months after this registration statement is declared effective by the Securities and Exchange Commission. However, we may extend the offering for up to one year following the twelve-month offering period.

                            THE SELLING STOCKHOLDERS

We are also registering 1,118,500 shares of our common stock held by certain of our stockholders. A list of the securities being registered in this prospectus and the people and entities that own them appears in the "Selling Stockholders" section of this prospectus. Selling stockholders may sell their shares at $2.00 per share until our securities are quoted on the over-the-counter Bulletin Board. Thereafter, selling stockholders may sell their shares at market prices or at privately negotiated prices.

                                HOW TO CONTACT US

Our executive offices are located at 2401 Crow Canyon Road, Suite 201, San Ramon, California 94583. Our telephone number is (925) 406-2364.

                             SUMMARY OF THE OFFERING

Total shares of common stock outstanding prior to the offering     2,287,755

Shares of common stock being offered by us                         4,000,000
Shares of common stock being offered by selling stockholders       1,118,500

Total shares of common stock outstanding after the offering        6,287,755

                                                                   $8,000,000
Gross proceeds:                                                    All proceeds from the sale of
  Direct offering; if maximum is sold                              1,118,500 shares held by the
  Selling stockholders                                             selling stockholders will go
                                                                   directly to the selling
                                                                   stockholders

Use of proceeds                                                    Proceeds from the sale of the

                                                                   shares will be used to
                                                                   implement our marketing and
                                                                   sales plan, for technical
                                                                   operations, and to provide
                                                                   general operating capital.


                             SUMMARY FINANCIAL DATA

The following table sets forth our summary consolidated financial data. This information should be read in conjunction with the financial statements and the notes to those financial statements appearing elsewhere in this prospectus.

                                                                                                           For the period
                                                                                                           from September
                                                                                                               25, 1996
                                                                                                              (inception)
                                   For the year                                                                through
                                  ended December For the three months ended    For the nine months ended    September 30,
                                     31, 2002           September 30                 September 30               2003
                                    (audited)           (unaudited)                   (unaudited)            (unaudited)
                                  ------------    -------------------------    -------------------------     -----------
STATEMENT OF OPERATIONS DATA                         2002          2003            2002         2003
                                                  ----------    -----------    ----------    -----------
Net sales                         $          -    $        -    $         -    $         -   $         -     $         -
Operating expenses                $    392,389    $  247,776    $   137,814    $   262,728   $   373,846     $   774,840
Operating loss                       ($392,389)    ($247,776)     ($137,814)     ($262,728)    ($373,846)      ($774,840)
Net Loss                             ($392,389)    ($247,776)     ($137,814)     ($262,728)    ($373,846)      ($774,840)
Net Loss per Common Share               ($0.23)       ($0.11)        ($0.06)        ($0.18)       ($0.16)         ($0.58)
                                  ============                                                               ===========

                                                                                                                As of
                                                                                                            September 30,
                                                                                                                2003
                                                                                                             (unaudited)
BALANCE SHEET DATA                                                                                           -----------
Total assets                                                                                                 $         -
Current Liabilities                                                                                          $   264,235
Total stockholders' deficit                                                                                    ($264,235)
                                                                                                             -----------

                                  RISK FACTORS

AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED BELOW BEFORE YOU DECIDE TO BUY OUR COMMON STOCK. THESE RISK FACTORS CONSTITUTE ALL THE MATERIAL RISKS (EXCLUDING THE RISKS FACED BY ANY TYPICAL ISSUER OR OFFERING) IDENTIFIED BY OUR MANAGEMENT THAT WE FACE BASED ON OUR BUSINESS AND THE INDUSTRY IN WHICH WE OPERATE. ALL FORWARD-LOOKING STATEMENTS ARE INHERENTLY UNCERTAIN AS THEY ARE BASED ON CURRENT EXPECTATIONS AND ASSUMPTIONS CONCERNING FUTURE EVENTS OR OUR FUTURE PERFORMANCE.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN. AN INABILITY TO CONTINUE AS A GOING CONCERN WOULD LIKELY LEAD TO A LOSS OF YOUR ENTIRE INVESTMENT.

Our independent certified public accountant's report on our financial statements for the period from September 25, 1996 to December 31, 2002 contains an explanatory paragraph indicating that we had no established source of revenue which raises substantial doubt about our ability to continue as a going concern. We cannot assure you that any independent certified public accountant's report on our future financial statements will not include a similar explanatory paragraph if we are unable to raise sufficient funds or generate sufficient cash from operations to cover the cost of our operations. The existence of the explanatory paragraph may adversely affect our relationship with prospective customers and suppliers and could harm our business.

WE ARE A DEVELOPMENT STAGE COMPANY THAT MAY NOT REACH PROFITABILITY.


Even though incorporated on September 25, 1996, we had no business plan from inception through September 9, 2002. We began conducting operations on September 10, 2002, when we contacted for the rights to sell The Children's Internet(R) product from Two Dog Net. In late November 2002, we readied all systems for operations. As of September 30, 2003, we had not earned any revenues. We may never reach profitability due to our possible inability to attract subscribers, our possible inability to compete with competitors, our possible failure to generate sufficient revenues from subscribers, errors and/or interruptions in our service, our possible inability to expand our internal financial, administrative and product development systems to accommodate our potential growth, and our possible inability to attract, retain and motivate qualified personnel. There can be no assurance that we will be successful in addressing such risks.


WE HAVE INCURRED LOSSES IN THE PAST AND EXPECT TO CONTINUE TO INCUR LOSSES, WHICH COULD BE SIGNIFICANT AND IMPACT THE VALUE OF OUR STOCK.


As of September 30, 2003, we had an accumulated deficit of $774,840. We expect to derive our revenues solely from sales of subscriptions to The Children's Internet(R) service. We will significantly increase our operating expenses related to expanding our sales and marketing operations to promote sales of subscriptions to The Children's Internet(R) service. To the extent such expenses precede or are not subsequently followed by increased revenues, these expenses will make us unprofitable. Our planned expense levels will be based in part on our expectations concerning future revenue and, to a large extent, depend upon the success of our marketing efforts to attract subscribers. We may be unable to adjust spending in a timely manner to compensate for any unexpected revenue shortfall.

OUR OPERATING RESULTS ARE ENTIRELY DEPENDENT ON REVENUES FROM TWO DOG NET'S PRODUCT, THE CHILDREN'S INTERNET(R) SERVICE, AND OUR BUSINESS COULD BE MATERIALLY HARMED BY FACTORS THAT ADVERSELY AFFECT TWO DOG NET AND ITS PRODUCTS.

We currently offer one product through our agreement with Two Dog Net, The Children's Internet(R) service. There are no other products available through our agreement at the present time, nor do we anticipate being able to offer other products for at least the next twelve months, if not longer. Accordingly, our future operating results depend entirely on the demand for The Children's Internet(R) service by future customers, including new and enhanced releases that are subsequently introduced. If our competitors release new products that are superior to our products in performance or price, or we fail to enhance our products and introduce new products in a timely manner, demand for our products may decline. A decline in demand for our products as a result of competition, technological change or other factors would significantly reduce any revenues we may earn. Additionally, any events adversely affecting Two Dog Net will also affect us as we are entirely dependent on our agreement with Two Dog Net for any revenues. If Two Dog Net were to cease its operations, we would need to find alternative sources of revenues, which we may be unable to do. In such an event, we could be forced to cease operations entirely.

ONCE WE OBTAIN SUBSCRIBERS, WE MAY NOT BE ABLE TO MEET OUR SUBSCRIBER'S VOLUME OF USE, LEADING TO THE LOSS OF SOME SUBSCRIBERS AND A REDUCTION IN OUR REVENUES.

We are dependent on being able to effectively serve our subscribers' volume of use on The Children's Internet(R) website and service. The performance of our website and service is critical to our reputation, our ability to achieve market acceptance of our product, and our ability to attract subscribers. An increase in the volume of use of our website and service could strain the capacity of the software or hardware we deploy which could lead to slower response time or system failures, and adversely affect our business and potential for revenue generation. In addition, as the number of Web pages and users increase, there can be no assurance that our product and infrastructure will be able to scale accordingly. We also face technical challenges associated with higher levels of personalization and localization of content delivered to users of our service, which adds strain to our development and operational resources.

WE ARE DEPENDENT ON THIRD PARTIES FOR INTEGRAL COMPONENTS OF OUR SERVICE. ANY DISRUPTION IN SERVICES BY THESE THIRD PARTIES MAY LEAD TO A REDUCTION IN THE VALUE OF OUR STOCK.

We are dependent upon private third party providers to provide the principal Internet connection for The Children's Internet(R) service. As The Children's Internet(R) service is currently our only product and will be distributed to our customers solely over the Internet, any disruption in the Internet access provided by third-party providers such as EmeryTech Data Center, the data center hosting our servers, would prevent our customers from accessing The Children's Internet(R). Additionally, any failure of third-party providers to handle higher volumes of user traffic would limit the number of customers to which we would be able to provide The Children's Internet(R) service. If we are not able to provide service to our customers due to any such disruptions in Internet access or any inability to handle higher volumes of user traffic, any customers that we may get could cancel their subscriptions. Also as it would not be obvious that such disruptions were due to the failings of third parties, word-of-mouth and negative publicity about any such failures would likely impede our ability to obtain new subscribers. As we are currently solely dependent on subscriptions for revenues, this would reduce any revenues we may be able to generate.

WE ARE DEPENDENT ON OUR SOLE OFFICER AND ONE OF DIRECTOR, SHOLEH HAMEDANI AND OUR OTHER PERSONNEL. IF WE ARE UNABLE TO RETAIN THEM, OR IF WE ARE UNABLE TO ATTRACT ADDITIONAL PERSONNEL, OUR BUSINESS MAY FAIL.

We currently have four employees and one consultant. Our performance is substantially dependent on the performance of our senior management and key technical personnel, in particular Sholeh Hamedani, our President, Chief Executive Officer, Chief Financial Officer, and Director. We do not carry key person life insurance on any of our employees. The loss of the services of any of senior management or other key employees would force us to incur potentially significant costs in seeking replacement personnel. Additionally, as none of our employees are currently receiving compensation, but are instead only accruing unpaid salaries, it would be very difficult or impossible for us replace them. We anticipate that we will need to hire additional personnel in the areas of technology and development, customer support, finance and administration and operations. As a result, our future success will depend heavily on our ability to quickly attract qualified employees to sufficiently staff key functional areas supporting the business. Competition for such personnel is intense, and there can be no assurance that we will be successful in achieving a staffing plan in all of our key functional areas within a time frame that is consistent with our overall business plan. There is no assurance that we will be able to retain our key managerial and technical employees or that we will be able to attract and retain additional highly qualified technical and managerial personnel in the future. Our inability to retain and attract the necessary technical and managerial personnel would limit our ability to complete the administrative and technical tasks necessary to carrying out our business plan and we would no longer be able to conduct operations.

AS WE HAVE LIMITED FINANCIAL, TECHNICAL, MARKETING AND DISTRIBUTION RESOURCES, WE MAY HAVE DIFFICULTY COMPETING WITH OTHER COMPANIES PROVIDING INTERNET SERVICES FOR CHILDREN.

Most of our existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical, marketing and distribution resources then we do. Our management believes that the principal competitive factors in our anticipated markets are brand recognition, ease of use, comprehensiveness of available content, customization by the consumer, quality and responsiveness of search results, availability of high-quality, focused value added services, and required technology to offer access to end users with fewer interruptions. There can be no assurance that we will be able to compete successfully.

IMPAIRMENT OF INTELLECTUAL PROPERTY RIGHTS COULD ALLOW COMPETITORS TO MINIMIZE ANY ADVANTAGE THAT THE PROPRIETARY TECHNOLOGY MAY GIVE US OR PREVENT US FROM OFFERING THE CHILDREN'S INTERNET(R) SERVICE.

Two Dog Net currently has a patent application pending for its technology that may preclude or inhibit competitors from entering the market that we serve. However, we cannot be sure that Two Dog Net will receive this patent or any other patents. While it is our practice to enter into agreements with all employees and some of our customers and suppliers to prohibit or restrict the disclosure of proprietary information, we cannot be sure that these contractual arrangements or the other steps we take to protect Two Dog Net's proprietary rights will prove sufficient to prevent illegal use of Two Dog Net's proprietary rights or to deter independent, third-party development of similar proprietary assets.

In the event that the proprietary technology may be found to infringe the intellectual property rights of others, we may not be able to continue offering The Children's Internet(R) service.

Effective copyright, trademark, trade secret and patent protection may not be available in every country in which our products and services are offered. In the future we could become involved in legal disputes relating to the validity or alleged infringement of our intellectual property rights or those of a third party. Intellectual property litigation is typically extremely costly and can be disruptive to business operations by diverting the attention and energies of management and key technical personnel. In addition, any adverse decisions could subject us to significant liabilities, require us to seek licenses from others, prevent us from using, licensing or selling certain of our products and services, or cause severe disruptions to operations or the markets in which we compete which could decrease profitability.

THE OFFERING PRICE OF OUR COMMON STOCK COULD BE HIGHER THAN THE MARKET VALUE, CAUSING INVESTORS TO SUSTAIN A LOSS OF THEIR INVESTMENT.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, to a large extent, arbitrary. Our audit firm has not reviewed management's valuation, and therefore expresses no opinion as to the fairness of the offering price as determined by our management. As a result, the price of the common stock in this offering may not reflect the value perceived by the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered or that they have any market value whatsoever.

WE WILL NEED ADDITIONAL FINANCING TO FULLY IMPLEMENT OUR BUSINESS PLAN, AND IF WE FAIL TO OBTAIN ADDITIONAL FUNDING IT WILL IMPACT OUR ABILITY TO SUSTAIN OUR OPERATIONS AND WOULD LIKELY REDUCE THE VALUE OF YOUR INVESTMENT.

Our management currently anticipates that the net proceeds of the offering, if the maximum amount is raised, will be sufficient to meet our anticipated needs for working capital and capital expenditures for at least the next 24 months. At the present time, we have no working capital and anticipate that Shadrack Films, Inc., our majority shareholder, will continue to fund our working capital needs and we will continue to accrue a liability due to Shadrack Films for such costs. However, Shadrack Films is under no obligation to continue providing us with working capital and we can offer no assurance that Shadrack Films will provide these funds as they could discontinue doing so at any time. If less than the maximum amount is raised, we will need to raise additional capital to further fund our marketing efforts and to provide additional working capital. We may also need to raise additional funds in the future to fund more aggressive promotions and more rapid expansion, to develop newer or enhanced services, to respond to competitive pressures or to acquire complementary technologies or services. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage ownership of the purchasers in this offering will be reduced and such securities may have rights, preferences or privileges senior to those of the rights of our common stock. There can be no assurance that additional financing will be available on terms favorable to us or at all. If adequate funds are not available or not available on acceptable terms, we may not be able to fund its expansion, promote our product, develop or enhance services respond to competitive pressures, or possibly even continue operations. Any such inability would reduce our ability to generate revenues and would ultimately reduce the value of your investment.

THERE IS NO ESTABLISHED PUBLIC MARKET FOR OUR STOCK AND A PUBLIC MARKET MAY NOT BE OBTAINED OR BE LIQUID AND INVESTORS MAY NOT BE ABLE TO SELL THEIR SHARES.

There is no established public market for the common stock being offered under this prospectus. While we intend to apply for quotation of our common stock on the over-the-counter Bulletin Board system, there is no guarantee that we will qualify for quotation on the Bulletin Board system. Therefore, purchasers of our common stock in this offering may be unable to sell their shares on any public trading market or elsewhere.

OUR MANAGEMENT AND AFFILIATES HAVE SIGNIFICANT CONTROL OF OUR BUSINESS, WHICH THEY COULD EXERCISE AGAINST YOUR BEST INTEREST.

Our President, Chief Executive Officer, and Director, Sholeh Hamedani, through her sole ownership of Shadrack Films, Inc., owns 1,166,755 shares or 51% of our current total outstanding shares of 2,287,755 giving her the ability to control all matters submitted to our stockholders for approval and to control our management and affairs. Matters that would require stockholder approval include the following:

   -   election and removal of directors;
   -   merger or consolidation of our company; and
   -   sale of all or substantially all of our assets.

We would have to sell approximately 50,000 shares in this offering in order to reduce the percentage owned by management to less than 50% of the total outstanding shares. If all 4,000,000 shares are sold in this offering, management would own approximately 19% of the total outstanding shares.

                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipates," "believes," "plans," "expects," "future," "intends," and similar expressions to identify these forward-looking statements. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described in "Risk Factors" and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

                                 USE OF PROCEEDS

The net proceeds available to us from the sale of the shares in this offering are estimated to be approximately $7,955,000 if the maximum offering is sold, after deducting offering expenses (estimated to be $45,000). The intended use of the net proceeds at various funding levels as percentages of the maximum offering is outlined below.

                                                             Percent of Proceeds Received
--------------------------------------------------------------------------------------------------------------------------------

       Use of Proceeds              10%                25%                50%                  75%                 100%
--------------------------------------------------------------------------------------------------------------------------------
Marketing and Advertising       $ 490,000   65%  $ 1,290,000   65%   $ 2,440,000    61%   $ 3,540,000   59%   $ 4,580,000   59%
Technical Operations            $ 200,000   26%  $   476,000   24%   $ 1,000,000    25%   $ 1,400,000   24%   $ 1,946,000   24%
Reserve for Contingencies       $   5,000    1%  $    39,000    2%   $   115,000     3%   $   415,000    7%   $   629,000    8%
Working capital and general     $  60,000    8%  $   150,000    8%   $   400,000    10%   $   600,000   10%   $   800,000   10%
corporate purposes
                        TOTAL   $ 755,000        $ 1,955,000         $ 3,955,000          $ 5,955,000         $ 7,955,000


We may not receive any proceeds in this offering. The net proceeds available to us from the sale of the shares in this Offering are estimated to be approximately $7,955,000 if the maximum offering is sold, after deducting offering expenses (estimated to be $45,000).

                                 DIVIDEND POLICY

We have never paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the future. We currently intend to retain future earnings, if any, to fund the development and growth of our business

                                 CAPITALIZATION

The following table sets forth our actual capitalization on September 30, 2003.

Stockholders' equity:
Common Stock,
$.01 par value, 75,000,000 shares authorized;
2,287,755 outstanding at September 30, 2003       $    2,288
Additional paid-in capital                        $  508,317
Accumulated deficit                                ($774,840)
Stockholders' deficit                              ($264,235)
Total Capitalization                               ($264,235)

                                    DILUTION

Dilution per share to new investors represents the difference between the amount per share paid by purchasers of our common stock in this offering and the pro forma net tangible book value per share of common stock immediately after completion of this offering. After giving effect to the sale of the shares of common stock by us at the initial public offering price of $2.00 per share, less our estimated offering expenses, our pro forma net tangible book value at September 30, 2003, would be

$7,690,765, or $1.22 per share. This represents an immediate increase in the pro forma net tangible book value of $1.34 per share to existing stockholders and an immediate dilution of $0.78 per share to new investors purchasing shares at the initial public offering price of $2.00 per share. The following table illustrates this per share dilution:

                                                                     Maximum
                                                                    ---------
Assumed initial public offering price per share                       $  2.00
Pro forma net tangible book value per share at September 30, 2003
                                                                        (0.12)
Increase per share attributable to new investors                         1.34
Dilution per share to new investors in this offering                  $  0.78

                             SELECTED FINANCIAL DATA

The following selected statement of operations data for the period from September 25, 1996, the date of our inception, through September 30, 2003 (unaudited) and for the year ended December 31, 2002 (audited) were derived from our financial statements and notes thereto included later in this prospectus. In our opinion, all necessary adjustments, consisting only of normal recurring adjustments, have been included to present fairly the financial position and results of operations for each of the periods presented. Historical results are not necessarily indicative of results that may be expected for any future period. The following data should be read in conjunction with "Plan of Operation" and our audited financial statements, including the related footnotes.


                                                                                                                 For the period
                                                                                                                 from September
                                                                                                                     25, 1996
                                        For the year                                                               (inception)
                                           ended                                                                     through
                                          December       For the three months          For the nine months        September 30,
                                          31, 2002        ended September 30            ended September 30             2003
                                         (audited)           (unaudited)                   (unaudited)             (unaudited)
                                        ------------    ------------------------   ----------------------------   ------------
STATEMENT OF OPERATIONS DATA                              2002        2003             2002           2003
                                                        ---------   ---------      ------------   -------------
Net sales                               $          -    $       -   $          -   $          -   $           -   $          -
Operating expenses                      $    392,389    $ 247,776   $    137,814   $    262,728   $     373,846   $    774,840
Operating loss                             ($392,389)   ($247,776)     ($137,814)     ($262,728)      ($373,846)     ($774,840)
Net Loss                                   ($392,389)   ($247,776)     ($137,814)     ($262,728)      )$373,846)     ($774,840)
Net Loss per Common Share                     ($0.23)      ($0.11)        ($0.06)        ($0.18)         ($0.16)        ($0.58)
                                        ============                                                              ============

                                                                                                     As of September 30, 2003
                                                                                                            (unaudited)
BALANCE SHEET DATA                                                                                ----------------------------
Total assets                                                                                                      $          -
Current Liabilities                                                                                               $    264,235
Total stockholders' deficit                                                                                          ($264,235)


                                PLAN OF OPERATION

You should read the following plan of operation together with our financial statements and related notes appearing elsewhere in this prospectus. This plan of operation contains forward-looking statements that involve risks, uncertainties, and assumptions. The actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those presented under "Risk Factors" on page 4 and elsewhere in this prospectus.

On September 10, 2002, we entered into a License Agreement with Two Dog Net, Inc. for an exclusive worldwide license to market and sell The Children's Internet(R) service. However, because this agreement did not reflect the intent of the parties, we replaced the royalty and license agreement with a wholesale sales & marketing agreement with the same effective date of September 10, 2002. The new agreement provides for us to be the exclusive marketers of Two Dog Net's proprietary and patent pending secured internet service for pre-school to junior high school aged children called The Children's Internet(R). We plan to introduce an Internet service designed specifically for children that allows them to have completely safe, unrestricted live access to the Internet. The cornerstone of our consumer marketing plan is a national television advertising campaign which includes a 30-minute infomercial that was produced over a two-year period of time by Two Dog Net and is ready to air. We intend to utilize the infomercial to introduce The Children's Internet(R) service to the public, as well as build brand recognition and generate customer subscriptions. We plan to first conduct a media test in the fourth quarter of 2003. We believe the results from the media test will give us the platform to launch the advertising campaign on a national basis thereafter and be the basis for the ongoing infomercial media schedule 2003.

In a Stock Purchase Agreement dated October 11, 2002, our original shareholders sold 1,118,500 of their shares of our common stock to various purchasers, two of whom are related parties to our management, Nasser Hamedani, Sholeh Hamedani's father, and Soraiya Hamedani, Sholeh Hamedani's sister. Some of these purchasers were introduced to the original shareholders by Sholeh Hamedani, our President, Chief Financial Officer, and a Director. Some of these purchasers resold their shares to unrelated third parties. A portion of the proceeds received from the stock sales by the purchasers was in turn loaned to Shadrack Films, Inc., our parent company, to finance our initial operations thus far. These amounts are reflected on the financial statements as "Due to Parent Company." Our President, Chief Executive Officer, and one of our Directors, Sholeh Hamedani, is the sole shareholder of our parent company, Shadrack Films, Inc.


As of September 30, 2003, we had an accumulated total net loss of approximately $774,840. Of this amount, approximately $275,000 represents accrued and donated costs of an officer and outside consultant, $250,000 represents professional fees such as legal and accounting expenses and the balance of $112,000 consists primarily of occupancy and telecommunications costs including internet costs. To date, our parent company, Shadrack Films, has funded all of our expended costs.

Currently, we do not have any cash on hand and are dependent on funding from Shadrack Films for our current operations and for providing office space and utilities that, for the last nine months ended September 30, 2003 averaged $15,000 per month in operating costs exclusive of time donated by employees. The accrued account payable due to Shadrack Films is an open account payable. Currently, the accrued balance of this account is approximately $177,000. Our parent company is under no obligation to continue to fund our operations and could stop at any time without notice. We estimate that we need a minimum of $180,000 in cash to continue our operations for the next twelve months. If we raise the maximum offering, our working capital needs, including expansion of marketing and technical operations, will be met for approximately 24 months without regard to any subscription revenue. We do not currently have any arrangements for alternative financing in the event that we raise less then the maximum offering.

Where practicable we plan to contract with third party companies to market The Children's Internet Service as well as to provide administrative support services such as billing, level one technical support, and the like. We have already entered into two agreements with Infolink Communications, Ltd, a third party company, for the marketing of our service. (See "Business of the Company."). However, there is no assurance that we will be able to enter into additional arrangements for marketing and administrative support services.

As is indicated in "Use of Proceeds", we plan to scale our expenditures depending upon the amount of funds raised, with initial funds being used primarily to market the services in an effort to develop a revenue base sufficient to support our operations. Following is a discussion of how we to plan to proceed at different levels of funding.

FUNDING AT THE 10% LEVEL:

If we receive net proceeds of $755,000, which is the approximate net proceeds we will receive if we raise ten percent of the funds, we are hoping to raise in this offering, we anticipate using the funding to cover occupancy, telecommunication and other office costs for a twelve month period. We plan to spend the majority of the funds raised on marketing and sales initiatives in an effort to achieve sufficient revenues to help support the company on an ongoing basis. The infomercial television campaign would be the primary marketing vehicle to generate sales.

At this level of funding we anticipate that our employees will continue to donate the necessary time as they have in the past for approximately six months. However, they are under no obligation to continue to do so and they could stop at any time without notice.

At this level of funding we plan to expend approximately $90,000 in marketing funds in the initial ninety days as follows:

   - Approximately $10,000 for creating, printing and duplicating collateral marketing materials including sales brochures and The Children's Internet(R) installation CD's with packaging.

   - Approximately $10,000 to re-edit and update the infomercial with new testimonials and create additional versions of the infomercial with different price points and special free trial offers based on consumer feedback from the media test

   - Approximately $70,000 to conduct a television media test to assess consumer response, test various price points and to fine tune the media plan prior to "rolling-out" or launching the media schedule.

We expect the $70,000 media test conducted in the first ninety days to secure approximately 140 thirty-minute infomercial time slots, in approximately 40 markets, airing on both family oriented national television networks, such as Pax TV (Paxson Communications Corporation) and on various local affiliate broadcast stations. This approach should allow us to test a broad range of time periods, various markets and multiple national and local stations.

In the fourth through twelfth month upon completion of the initial three-month media test phase we will enter the roll-out phase. During this roll-out phase we plan to re-book all airings that achieved or exceeded the pre-determined target goal as well as expand the media mix to include additional time periods on proven stations and include other stations in proven markets. In the roll-out phase it is estimated that on average approximately $44,000 would be spent each month on media time.

Technical operations' costs at the 10% level of funding include our data center co-location facility and contingent technical reserve costs of approximately $41,000 plus license fees paid to Two Dog Net and for technical support based upon subscribers. Working capital and general corporate purposes at this level of funding are for occupancy costs, telecommunications costs and other office costs, which approximate $5,000 per month. Although we owe our parent company, Shadrack Films, approximately $177,000 in accrued costs for expenses incurred in the past, we do not plan to repay this amount in the first twelve months at the 10% level of funding.

FUNDING AT THE 25% LEVEL

If we receive net proceeds of $1,955,000, which is the approximate net proceeds we will receive if we raise twenty-five percent of the funds, we are hoping to raise in this offering, we anticipate using the funding to cover occupancy, telecommunication and other office costs for a twelve-month period. We plan to spend the majority of the funds raised on marketing and sales initiatives in an effort to achieve sufficient revenues to help support the company on an ongoing basis. The infomercial television campaign will be our primary marketing vehicle to generate sales.

At this level of funding we anticipate that our employees will continue to donate the necessary time as they have in the past for approximately six months. However, they are under no obligation to continue to do so and they could stop at any time without notice.

At this level of funding we plan to expend approximately $90,000 in marketing funds in the initial ninety days as follows:

   - Approximately $10,000 for creating, printing and duplicating collateral marketing materials including sales brochures and The Children's Internet(R) installation CD's with packaging.

   - Approximately $10,000 to re-edit and update the infomercial with new testimonials and create additional versions of the infomercial with different price points and special free trial offers based on consumer feedback from the media test.

   - Approximately $70,000 to conduct a media test to assess consumer response, test various price points and to fine tune the media plan prior to "rolling-out" or launching the media schedule.

We expect the $70,000 media test conducted in the first ninety days will secure approximately 140 thirty-minute infomercial time slots, in approximately 40 markets, airing on both family oriented national television networks, such as Pax TV (Paxson Communications Corporation) and on various local affiliate broadcast stations. This approach should allow us to test a broad range of time periods, various markets and multiple national and local stations.

In the fourth through twelfth month upon completion of the initial three-month media test phase we will enter the roll-out phase. During this roll-out phase we plan to re-book all airings that achieved or exceeded the pre-determined target goal as well as expand the media mix to include additional time periods on proven stations and include other stations in proven markets. In the roll-out phase it is estimated that on average approximately $125,000 would be spent each month on media time.

In addition to infomercial marketing we would spend approximately $240,000 in the same time period on other support advertising and promotional activities including, public relations, direct mail campaigns, newspaper and magazine ads, and online marketing all focused on publications, events and regions that reach our target market of parents.

Technical operations' costs at the 25% level of funding include our data center co-location facility and contingent technical reserve costs of approximately $83,000 plus license fees paid to Two Dog Net and for technical support based upon subscribers. We further anticipate spending at this level an additional $160,000 for the development of new web pages of The Children's Internet daily features like the Fun Facts of the Day, Surveys, Grab Bag and new home room environments to give the child more choices and keep them engaged. Working capital and general corporate purposes at this level of funding are for occupancy costs, telecommunications costs and other office costs, which approximate $5,000 per month. In addition, we would incur personnel costs of approximately $7,000 per month and other contingent costs of $900 per month. Although we owe our parent company, Shadrack Films, approximately $177,000 in accrued costs for expenses incurred in the past, we do not plan to repay this amount in the first twelve months at the 25% level of funding.

FUNDING AT THE 50% LEVEL

If we receive net proceeds of $3,955,000, which is the approximate net proceeds we will receive if we raise fifty percent of the funds, we are hoping to raise in this offering, we anticipate using the funding to cover occupancy, telecommunication and other office costs for a twelve-month period. We plan to spend the majority of the funds raised on marketing and sales initiatives in an effort to achieve sufficient revenues to help support the company on an ongoing basis. The infomercial television campaign will be our primary marketing vehicle to generate sales.

At this level of funding, we anticipate that our employees will continue to donate the necessary time as they have in the past for approximately three months. However, they are under no obligation to continue to do so and they could stop at any time without notice.

At this level of funding we plan to expend approximately $90,000 in marketing funds in the initial ninety days as follows:

   - Approximately $10,000 for creating, printing and duplicating collateral marketing materials including sales brochures and The Children's Internet(R) installation CD's with packaging.

   - Approximately $10,000 to re-edit and update the infomercial with new testimonials and create additional versions of the infomercial with different price points and special free trial offers based on consumer feedback from the media test.

   - Approximately $70,000 to conduct a media test to assess consumer response, test various price points and to fine tune the media plan prior to "rolling-out" or launching the media schedule.

We expect the $70,000 media test conducted in the first ninety days will secure approximately 140 thirty-minute infomercial time slots, in approximately 40 markets, airing on both family oriented national television networks, such as Pax TV (Paxson Communications Corporation) and on various local affiliate broadcast stations. This approach should allow us to test a broad range of time periods, various markets and multiple national and local stations.

In the fourth through twelfth month upon completion of the initial three-month media test phase we will enter the roll-out phase. During this roll-out phase we plan to re-book all airings that achieved or exceeded the pre-determined target goal as well as expand the media mix to include additional time periods on proven stations and include other stations in proven markets. In the roll-out phase it is estimated that on average approximately $258,000 would be spent each month on media time.

An additional $20,000 would be spent in producing 30, 60 and 90 second commercial spots to support the infomercial as well as broadcast the commercial spots in new markets as a stand alone advertising campaign. In addition we would spend approximately $240,000 in the same time period on other support advertising and promotional activities including, public relations, direct mail campaigns, newspaper and magazine ads, and online marketing all focused on publications, events and regions that reach our target market of parents.

Technical operations' costs at the 50% level of funding include our data center co-location facility and contingent technical reserve costs of approximately $103,000 plus license fees paid to Two Dog Net and for technical support based upon subscribers. We further anticipate spending at this level an additional $510,000 for the development of new web pages of The Children's Internet daily features like the Fun Facts of the Day, Surveys, Grab Bag and new home room environments to give the child more choices and keep them engaged. Working capital and general corporate purposes at this level of funding are for occupancy costs, telecommunications costs and other office costs, which approximate $5,000 per month. In addition, we would incur personnel costs of approximately $26,000 per month and other contingent costs of $3,000 per month. We owe our parent company, Shadrack Films, approximately $177,000 in accrued costs for expenses incurred in the past. At the 50% level of funding, we plan to repay this amount in the first twelve months.

At this level of funding, we believe would have sufficient operating capital to currently pay management employees, at close to market rates, and all other employees at market rates for their time.

FUNDING AT THE 75% LEVEL

If we receive net proceeds of $5,955,000, which is the approximate net proceeds we will receive if we raise fifty percent of the funds, we are hoping to raise in this offering, we anticipate using the funding to cover occupancy, telecommunication and other office costs for a twelve month period. We plan to spend the majority of the funds raised on marketing and sales initiatives in an effort to achieve sufficient revenues to help support the company on an ongoing basis. The infomercial television campaign will be our primary marketing vehicle to generate sales.

At this level of funding, we anticipate that our employees will continue to donate the necessary time as they have in the past for approximately three months. However, they are under no obligation to continue to do so and they could stop at any time without notice.

At this level of funding we plan to expend approximately $90,000 in marketing funds in the initial ninety days as follows:

   - Approximately $10,000 for creating, printing and duplicating collateral marketing materials including sales brochures and The Children's Internet(R) installation CD's with packaging.

   - Approximately $10,000 to update and re-edit the infomercial with new testimonials and create additional versions of the infomercial with different price points and special free trial offers based on consumer feedback from the media test.

   - Approximately $70,000 to conduct a media test to assess consumer response, test various price points and to fine tune the media plan prior to "rolling-out" or launching the media schedule.

We expect the $70,000 media test conducted in the first ninety days will secure approximately 140 thirty-minute infomercial time slots, in approximately 40 markets, airing on both family oriented national television networks, such as Pax TV (Paxson Communications Corporation) and on various local affiliate broadcast stations. This approach should allow us to test a broad range of time periods, various markets and multiple national and local stations.

In the fourth through twelfth month upon completion of the initial three-month media test phase we will enter the roll-out phase. During this roll-out phase we plan to re-book all airings that achieved or exceeded the pre-determined target goal as well as expand the media mix to include additional time periods on proven stations and include other stations in proven markets. In the roll-out phase it is estimated that on average approximately $258,000 would be spent each month on media time.

An additional $20,000 would be spent in producing 30, 60 and 90 second commercial spots to support the infomercial as well as broadcast the commercial spots in new markets as a stand alone advertising campaign. In addition we would spend approximately $440,000 in the same time period on other support advertising and promotional activities including, public relations, direct mail campaigns, newspaper and magazine ads, and online marketing all focused on publications, events and regions that reach our target market of parents.

Technical operations' costs at the 75% level of funding include our data center co-location facility and contingent technical reserve costs of approximately $118,000 plus license fees paid to Two Dog Net for technical support based upon subscribers. We further anticipate spending at this level an additional $800,000 for the development of new web pages of The Children's Internet daily features like the Fun Facts of the Day, Surveys, Grab Bag and new home room environments to give the child more choices and keep them engaged. Working capital and general corporate purposes at this level of funding are for occupancy costs, telecommunications costs and other office costs, which approximate $5,000 per month. In addition, we would incur personnel costs of approximately $42,000 per month and other contingent costs of $3,000 per month. We owe our parent, Shadrack Films, company approximately $177,000 in accrued costs for expenses incurred in the past. At the 75% level of funding, we plan to repay this amount.

At this level of funding, we believe would have sufficient operating capital to currently pay management employees, who previously donated a portion of their time, at close to market rates, and all other employees at market rates for their time.

FUNDING AT THE 100% LEVEL

If we receive net proceeds of $7,955,000, which is the approximate net proceeds we will receive if we raise one hundred percent of the funds, we are hoping to raise in this offering, we anticipate using the funding to cover occupancy, telecommunication and other office costs for a twelve month period. We plan to spend the majority of the funds raised on marketing and sales initiatives in an effort to achieve sufficient revenues to help support the company on an ongoing basis. The infomercial television campaign will be our primary marketing vehicle to generate sales.

At this level of funding we anticipate that our employees will continue to donate the necessary time as they have in the past for approximately six months. However, they are under no obligation to continue to do so and they could stop at any time without notice.

At this level of funding we plan to expend approximately $90,000 in marketing funds in the initial ninety days as follows:

   - Approximately $10,000 for creating, printing and duplicating collateral marketing materials including sales brochures and The Children's Internet(R) installation CD's with packaging.

   - Approximately $10,000 to update and re-edit the infomercial with new testimonials and create additional versions of the infomercial with different price points and special free trial offers based on consumer feedback from the media test.

   - Approximately $70,000 to conduct a media test to assess consumer response, test various price points and to fine tune the media plan prior to "rolling-out" or launching the media schedule.

We expect the $70,000 media test conducted in the first ninety days will secure approximately 140 thirty-minute infomercial time slots, in approximately 40 markets, airing on both family oriented national television networks, such as Pax TV (Paxson Communications Corporation) and on various local affiliate broadcast stations. This approach should allow us to test a broad range of time periods, various markets and multiple national and local stations.

In the fourth through twelfth month upon completion of the initial three-month media test phase we will enter the roll-out phase. During this roll-out phase we plan to re-book all airings that achieved or exceeded the pre-determined target goal as well as expand the media mix to include additional time periods on proven stations and include other stations in proven markets. In the roll-out phase it is estimated that on average approximately $515,000 would be spent each month on media time.

An additional $20,000 would be spent in producing 30, 60 and 90 second commercial spots to support the infomercial as well as broadcast the commercial spots in new markets as a stand alone advertising campaign. In addition we would spend approximately $580,000 in the same time period on other support advertising and promotional activities including, public relations, direct mail campaigns, newspaper and magazine ads, and online marketing all focused on publications, events and regions that reach our target market of parents.

Technical operations' costs at the 100% level of funding include our data center co-location facility and contingent technical reserve costs of approximately $146,000 plus license fees paid to Two Dog Net for technical support based upon subscribers. We further anticipate spending at this level an additional $1,200,000 for the development of new web pages of The Children's Internet daily features like the Fun Facts of the Day, Surveys, Grab Bag and new home room environments to give the child more choices and keep them engaged. Working capital and general corporate purposes at this level of funding are for occupancy costs, telecommunications costs and other office costs, which approximate $5,000 per month. In addition, we would incur personnel costs of approximately $48,000 per month and other contingent costs of $14,000 per month. We owe our parent company, Shadrack Films, approximately $177,000 in accrued costs for expenses incurred in the past. At the 100% level of funding, we plan to repay this amount in the first twelve months.

At this level of funding, we believe would have sufficient operating capital to currently pay all employees at market rates for their time.

POSSIBLE NEED FOR ADDITIONAL FUNDS

We may be wrong in our estimates of revenue generated from marketing costs and additional funds may also be required in order to proceed with our marketing plan and our business plan described in "Business of the Company" below. Additionally, we will likely need additional funds in the event Shadrack Films discontinues funding our operations. Should we need additional funds, we would attempt to raise these funds through additional private placements or by borrowing money. We do not have any arrangements with potential investors or lenders to provide such funds and there is no assurance that such additional financing will be available when required in order to proceed with the business plan or that our ability to respond to competition or changes in the market place or to exploit opportunities will not be limited by lack of available capital financing. If we are unsuccessful in securing the additional capital needed to continue operations within the time required, we will not be in a position to continue operations.

Although this Plan of Operation describes our planned use of the net proceeds of this offering at different funding levels, we can offer no assurance that we will raise any funds in this offering. If we are unsuccessful in securing the capital needed to continue operations or if initial sales of subscriptions do not fund continued operations, we will continue to look to our parent company to fund operations and to employees to donate their time. If our parent company, Shadrack Films, a company controlled by Sholeh Hamedani, discontinues the funding of our operations and/or if our key employees discontinue donating their time, we will not be in a position to continue operations. In this event, we would attempt to sell the company or file for bankruptcy.

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                             BUSINESS OF THE COMPANY

COMPANY OVERVIEW

We were incorporated in the State of Nevada on September 25, 1996 as D.W.C. Installations. On July 3, 2002, Shadrack Films, Inc., a company controlled by Sholeh Hamedani, purchased 1,166,755 newly issued shares of our common stock for $150,000, thereby obtaining a majority ownership interest and becoming our parent company.

We were dormant and had no operations since inception until September 10, 2002 when we entered into a royalty and license agreement with Two Dog Net, Inc. to be the exclusive distributors of The Children's Internet(R) software.

We changed our name to The Children's Internet, Inc. on December 27, 2002. We are a development stage company and currently have no revenues, only minimal assets, and have incurred losses since our inception.

On September 10, 2002, we entered into a License Agreement with Two Dog Net, Inc. for an exclusive worldwide license to market and sell The Children's Internet(R) service. However, because the September 10, 2002 royalty and license agreement did not reflect the true intent of the parties on March 3, 2003, we replaced the royalty and license agreement with a wholesale sales & marketing agreement with the same effective date of September 10, 2002. The new agreement was for an exclusive and renewable five year wholesale sales and marketing agreement with Two Dog Net, Inc. to be the exclusive worldwide marketers of their proprietary and patent pending secured internet service for children pre-school to junior high called The Children's Internet (R) and an internet dial-up service. We are moving ahead with marketing The Children's Internet(R) but have no plans to offer dial-up services, as allowed by our agreement with Two Dog Net.

Our President, Chief Executive Officer, and one of our Directors, Sholeh Hamedani, was President of Two Dog Net, Inc. until August 1, 2002. Ms. Hamedani also owns approximately 10% of the total outstanding shares of Common Stock of Two Dog Net, Inc. Ms. Hamedani is also the sole shareholder of our parent company, Shadrack Films, Inc. Ms. Hamedani's father, Nasser Hamedani, is the current President, Chairman and majority shareholder of Two Dog Net, Inc.


The Children's Internet(R) offers access to pre-selected and pre-approved educational and entertaining age appropriate web pages as well as secure e-mail, homework help, games, news, super portals to learning activities and educational resources all within, protected online environment. We believe that the proprietary, patent-pending security software, Safe Zone Technology(R), offers security against Internet predators and Internet content that is inappropriate for children. The target market for The Children's Internet(R) is the 48 million children on-line in 2002 (Report from Internet Commerce & Communications Division, Information Technology Association of America, February, 2002), as well as America's schools, which are connected to the Internet. The rate of general Internet use in the United States is expected to grow by 2 million new users per month. (Report from Internet Commerce & Communications Division, Information Technology Association of America, February, 2002.) Nearly two-thirds (62%) of US families have computers at home, but roughly 1 out of 5 (17%) of those with computers do not have Internet access due to safety concerns. (Report from Internet Commerce & Communications Division, Information Technology Association


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of America, February, 2002) Surveys tell us that 85% of all parents with children under 11 years of age have expressed concern for their child's safety on the Internet by overseeing each and every click and 45% of all parents feel the Internet is critical for educational purposes. (Greenfield Online, Inc. April 1999)

INDUSTRY BACKGROUND

THE INTERNET

The Internet is a worldwide series of inter-connected computer networks, which enables commercial organizations, educational institutions, government agencies and individuals to communicate freely, access and share information, and conduct business remotely.

The very openness of the Internet means that transmitted information and data stored in connected hosts are exposed to other users who are able, in the absence of effective security measures, to gain access to inappropriate data. This fundamental weakness mandates that organizations and individuals weigh security, productivity and censorship concerns against the perceived commercial opportunities presented by millions of Internet users. Today with more than 48 million children on line each day, the Internet, by its very nature of open access to the world, is becoming increasingly dangerous place for children to roam freely and in some extreme cases even deadly. (Report from Internet Commerce & Communications Division, Information Technology Association of America, February, 2002)

THE CHILDREN'S INTERNET(R)

The Children's Internet(R) offers educational and entertainment value of the Internet in a child's quest for academic achievement, social enrichment, and communication, while locking out the dangers. We believe that The Children's Internet(R) will help to reconcile parents' fear that the Internet could harm their children with the feeling that their children need the Internet for all of its benefits.


The Children's Internet(R) is a dedicated Internet Service Provider entirely and exclusively for children grades pre-school through junior high. It provides Internet access to a broad base of pre-approved entertaining and educational content. Additionally, by simply utilizing the Family Favorites feature, parents can easily customize their children's access based on their family's beliefs, individual needs and interests by adding other websites from outside of The Children's Internet(R).


The Children's Internet(R) uses the proprietary Safe Zone Technology(R) to provide a:

-   Controlled and secure environment that is safe for children

-   An security product that is easy to install and to use

-   Internet communications for children including secure e-mail
-   Fun, entertaining, age appropriate children's content
-   A user-friendly customized browser that is easy to navigate
-   An educationally based Internet search engine

The Children's Internet(R) has age-appropriate content for each of four different age groups:

-   3 to 5 year olds;

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


-   6 to 8 year olds;
-   9 to 11 year olds; and,
-   12 to 14 year olds.

OUR WEBSITE

Our corporate website is www.thechildrensinternet.com. Our website functions as a promotional and sales tool where we provide product information, post press releases, provide an online inquiry form where the public can request a "free 30-Day trial" of The Children's Internet, and see a fully animated, interactive demonstration of the product.

KIDSAFENET.COM

Our product was previously promoted by WWW.KIDSSAFENET.COM, a web site owned and operated by Tim Nash who was an independent authorized distributor of The Children's Internet(R). However, on July 15, 2003, Mr. Nash terminated his distributorship with us and has taken down his web site, WWW.KIDSSAFENET.COM. Mr. Nash is also one of our shareholders. We do not have any authorized distributors of our product at this time.

CHILDREN ONLINE

Nearly three-quarters of adults (71%) are extremely concerned about children's Internet habits and believe that careful adults' supervision is needed. (Pathfinder Study by Arbitron NewMedia. July 1999.) Fifty-six percent of adult non-users agree that the Internet is a dangerous thing. (Pew Internet & American Life Project "The Ever-Shifting Internet Population" April 16, 2003.)

A Grunwald Associates survey found ("Children, Families, and the Internet 2000," June 2000 Grunwald Associates):

   -   Children spend between 6 and 10.5 hours per week on the Web.
   - Only 41% of parents set up computers to limit where their children travel on the Internet.
   -   89% of sites collect personal information from children.
   - Only 23% of websites tell children to ask their parents before giving out family information.
   -   64% of US families have computers at home
   -   3/4 of all US teenagers are currently online

One in 5 children who use the Internet to socialize reported being approached for "cybersex" and 1 in 4 children have received unwanted exposure to sexual pictures online. ("Report Statistical Highlight," National Center for Missing and Exploited Children, Crimes Against Children, Research Center and Office of Juvenile Justice and Delinquency Prevention, June, 2000.) The increasing amount of content devoted to harmful and unwholesome subjects can keep children from learning and using this necessary, exciting and resourceful technology.

In addition to these statistics, the online pornography industry continues to thrive with some calculations estimating that there are more than 12 million web pages devoted to pornography. ("Accessibility of Information on the Web," Lawrence and Giles, NATURE, July 1999, p. 107.) Websites promoting hate, child pornography, illegal activity and violence are increasingly abundant as well. Between the months of February 2001 to July 2001 there was a 345% increase in child pornography websites. (N2H2, Inc. press release, August, 2001.) In spite of law enforcement agencies across the country stepping up their efforts to stop predators from using the Internet to communicate and attempt to lure children from their homes, there are hundreds of cases of cyber-crimes against minors. Another alarming statistic which proves that children need to be protected while online is that children spent 64.9% more time on pornography sites than they did on game sites in September 2000. (Source: "The NetValue Report on Minors Online." BUSINESS WIRE. (taken from study by NetValue, Internet activity measurement service) December 19,2000.) It is clear that children need protection and guidance when using the Internet.

AT SCHOOLS

In addition to the inherent need for safe Internet access for consumers' use at home, schools are mandated by law to implement Internet security measures for their students. On January 8, 2002, President Bush signed into law the "No Child Left Behind Act of 2001," re-defining the federal role in K-12 education based on some basic principles: safe Internet access, stronger accountability for results, enhanced collaboration between teachers and parents, and improved academic achievement. These main points are backed by $26.5 billion in federal funding through 2006. School districts will have to submit annual "report cards" showing a school's achievement through standardized test scores and validate teachers' technological qualifications. The law stipulates that the "staff will be replaced" - if the achievement results are not improved by 2006.

INTERNET SECURITY FOR CHILDREN

The Internet provides easy access to a vast array of information resources and services in addition to enabling communication between people and organizations around the world. Unfortunately, this feature of the Internet can pose serious problems for children and their parents. Left unprotected, children can access sites that are not appropriate for them. Many parents have serious concerns about their children accessing sites that contain pornography, profanity, violence, extreme political views, racism and information on subjects such as manufacturing explosives or drugs. Statistics confirm that nearly 2/3 of U.S. families with children under the age of 18 are more likely to access the Internet (62%) (Internet COMMERCE & COMMUNICATIONS DIVISION; Information Technology Association of America, February 2002) Of parents with computers, roughly one out of five (17%) report they do not have Internet access due to safety concerns for their families. (Jupiter Communication survey, June 1999) Parents are also concerned that their children may enter unsupervised chat rooms where children can be exposed to objectionable language or ideas. These unsafe chat rooms can be havens for sinister individuals who prey on children by disguising themselves as another child.

Parents have relatively few good options available to them for protecting their children from harmful materials on the Internet. Parents have attempted to address their concerns over Internet security for their children in a number of ways:

   -   Constant parental monitoring;

   -   Prohibiting Internet access;

   -   Commercially available filtering and blocking software; and


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


   -   Limiting access to only children's sites.

While there are currently a number of Internet products on the market for children, none of these approaches give a realistic or total solution. All of these approaches have serious drawbacks for both children and their parents.

The constant vigilance required of parents to monitor all of their children's Internet activities poses tremendous challenges to parents. Parents cannot always available to monitor children's Internet access at those times when children want or need to be on-line. This creates frustration for both parents and children and can have the unintentional effect of limiting children's access to the Internet.

Total denial of Internet access is an effective means of keeping children safe from harmful materials on the Internet. Unfortunately, it also denies children access to the many benefits that the Internet has to offer. Therefore, the tactic of denying Internet access can prove to be crippling to the enrichment of children's knowledge by eliminating this increasingly valuable resource. It also inhibits the development of their skills essential in a technologically based society.

We believe that most parents would allow their children to have access to this unique resource if their security concerns were adequately addressed.

Filtering and blocking software attempts to prevent the user from accessing websites that have pre-defined objectionable words or phrases. These programs can be purchased by consumers and loaded onto a personal computer. Depending on the vendor, filtering and blocking software varies greatly in its ability to block undesirable material. Some of the problems with these software programs are:

  1. The security interfaces are generally fairly simple to bypass, allowing the child to exit the program at will. For example, some filtering programs can be bypassed simply by typing in the URL address of any site on the Internet.

  2. Filtering and blocking programs do not have the capability of successfully evaluating sites for appropriate content. Educational sites are sometimes blocked because of a misinterpretation of content by the software's logic program. For example, a search for information on breast cancer would routinely be filtered out since the word "breast" is within the text and hence blocked by the filtering software.

  3. The company creating the software arbitrarily establishes keywords and topics. The values of the software maker may not reflect the values of the purchaser. Depending on the religious/political/social leanings of the company, the child may be prohibited from accessing relevant/appropriate information.

  4. Filtering programs are incapable of matching the dynamics of the Internet. Each of these software packages relies on a static database of key search terms that are stored on the user's system. As websites are added to the Internet or are changed, these databases must be updated. The present rate of update is only once per month for many programs, which limits their ability to block new websites. Also, these products are incapable of evaluating photographic content.

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


  5. Another security flaw is that most files are stored on the user's computer, which allows the possibility for tampering or removal of files in an effort to bypass the security program. Such tampering can cause the system to malfunction. Computer savvy children can also modify activity logs, thus eliminating evidence of sites visited.

  6. Some ISPs or on-line services such as AOL offer security software. Most of these features can be easily by-passed by simply turning off the child security feature.

There are several Internet services that are focused on children. These sites generally have significant limitations with respect to child security:

1. Content Sites. These sites contain content directed toward children but do not necessarily provide security. Some of the major sites, such as Disney and Nickelodeon's Noggin, utilize proprietary characters and products and stress co-marketing between their Internet sites and their television and movie offerings but lack security features. Other minor sites offer original children's content but also lack security features or search engines.

2. Children's Search Engines. Children's search engines enable children to search for Internet resources from a pre-selected database of children's sites. These search engines do not offer a security feature. As a result, children have access to the Internet at large and can access sites that contain objectionable material. Other search engines have a large selection of prescreened sites, but offer no categorization of content by age.

3. Closed Sites. These sites offer original content and access to a limited number of partners' Internet sites. However, these sites have no Internet access and, therefore, children cannot take advantage of the relevant, timely information offered in a real-time Internet environment.

4. E-Commerce Sites. These sites are designed to sell products or services to children. They contain neither security features or search engines.

Another option available to parents is to access the Internet through a secure ISP. A secure ISP uses filtering software, which prevents the user from accessing offensive materials. The software resides on the ISP server rather than on the user's computer, which prevents the user from disabling the software. This approach restricts not only children but their parents' use of the Internet as well. We believe that the inability of parents to customize the filtering software to allow them to have greater Internet access than their children is a significant drawback to the secure ISP. The secure ISP also suffers from many of the same weaknesses inherent in filtering and blocking software.

LACK OF COMPREHENSIVE INTERNET PRODUCTS FOR CHILDREN

Current Internet product offerings for children are either single faceted or lack one or more of the major features which children and parents want in an Internet service. We believe that an effective security feature is the cornerstone of a successful Internet product offering for children. Most parents view security as their primary concern when evaluating Internet usage for their young children.

On the other hand, we believe children have a different set of needs and interests when they access the Internet. Children want an Internet environment that is fun, entertaining, easy to use and

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


contains specific Internet functionality. We believe children want Internet content to be as entertaining as the content they get from television and personal computer software programs. We believe they want to be able to communicate with their friends on-line via e-mail and chat rooms. We believe they also want to be able to search the Internet to help them with their schoolwork or just for fun. As anyone who has used an Internet search engine is aware, the search process can be difficult and time consuming. We believe the frustration level for children when they are faced with the prospect of reviewing hundreds of irrelevant or non-age appropriate sites can be overwhelming.

While there are currently a number of Internet products on the market for children, none of them provides the comprehensive solution that parents and children are seeking. To our knowledge, all currently available products lack one or more of the following essential features that parents demand and that children want:

   - An effective security feature that requires little technology skill to use or install
   -   Internet communications for children including e-mail and chat
   -   Fun, entertaining children's content
   -   Content that is appropriate for a child's age level
   -   An Internet search engine that is easy for children to use

We believe that the absence of a comprehensive Internet product for children has provided an opportunity for a company, like ours that can deliver a product, which meets the unfulfilled needs of this very large and rapidly growing market of children Internet users. We believe the proprietary Safe Zone Technology(R) does provide the most comprehensive and effective solution available today that parents and children are seeking.

TWO DOG NET, INC.

Since 1996, Two Dog Net, Inc. a Utah corporation, has been developing The Children's Internet(R) service and Safe Zone Technology(R) to provide site content, navigation tools, and security designed especially for children and their families. The Children's Internet(R) service is designed to allow children to access the Internet in a safe environment that emphasizes educating children and developing their Internet navigation skills. Two Dog Net has developed and tested the user interface for the two primary aspects of the system: the Internet service's content areas that allows users to search a wide range of topics while teaching Internet navigation skills and the search engine that allows users to perform direct searches only to pre-approved sites on the Internet. The Children's Internet(R) service also provides users with tools for customizing the scope of Internet access for each family member.

OUR STRATEGY

A RICH AND DYNAMIC ENVIRONMENT

Our strategy for attracting new subscribers and retaining existing ones is to provide a dynamic environment that continually enhances the users' experience. A key aspect of this strategy is to deliver rich content and search capabilities coupled with fast download times. We believe that all users, and children in particular, will stay interested in the content matter and search results and therefore spend more time in the Internet environment if download times are fast and responsive.

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


The time users spend on the system will directly impact the value of the areas of the website where sponsors and advertisers are presented.

Rich and entertaining content often involves incorporating multi-media files within web pages. However, these features typically increase download times as compared to text pages or simple graphics. To obtain fast download times, we provide this graphical content to our subscribers via the installation CD-ROM. The CD-Rom will interface with the Two Dog Net website to create a multimedia and interactive Internet environment, enabling users to enjoy an enriched multi-media experience that includes new original content such as games and instructional content with audio, video, and animation.

PROVIDE A SAFE INTERNET EXPERIENCE

In addition to the content provided by The Children's Internet (R) environment, the user can use the Children's Internet search engine to visit pre-approved sites. However, the system is not limited to these pre-approved sites. It is also designed to allow authorized users, e.g. parents, to customize the portal by utilizing the Family Favorites feature to add sites from the Internet-at-large to the sites available to his or her family. Such modifications will be user-specific, i.e. no other subscriber will be affected by any other subscriber's customized changes. Customers cannot remove pre-approved sites from the search engine at this time and we do not intend to add this feature in the near future. We believe that it is not necessary for customers to remove pre-approved sites because the pre-approved sites in the search engine are based on standards set by a recognized educational curriculum and are not offensive or harmful in nature.

PROMOTE PRODUCT AWARENESS

We plan to invest heavily in mass media and public relations to create product awareness in order to build a large user base. In addition to the subscription revenue generated, the number of users and the growth rate of the user base, along with the user time spent on the system, are the key elements in determining the value of the advertising space on our system's web pages. Accordingly, we plan to pursue an aggressive marketing strategy to continuously promote awareness of The Children's Internet (R).

SAFE ZONE TECHNOLOGY(R)-SECURITY SOFTWARE

The Children's Internet(R) uses proprietary patent pending Safe Zone Technology(R). This technology, proprietary to Two Dog Net, offers a number of distinct benefits:

   - Provides online security by controlling all online access to only The Children's Internet(R)environment (until unlocked by an adult with a password).
   - Allows access only to pre-approved Internet sites, protecting the child from the hazards of the Internet.
   - Provides parents with the ability to customize the system for their children.
   - Allows secure e-mail, secure private chat and a proprietary, child-friendly search engine to function within the security of the system.
   - Denies children access to the home PC operating system so those children cannot disable security. Even with its multiple set of features and security, it remains simple for an

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


       authorized adult with a password to unlock the security in seconds to access their own Internet application and operating system.

     SAFE ZONE TECHNOLOGY(R) IS MADE UP OF THREE COMPONENTS:

     SAFESOCK - This interface is used to connect the customer to The Children's Internet(R). It is the core piece of security between the three major components of our product: 1) the customer's personal computer 2) the Internet and 3) The Children's Internet(R). When the user requests a communication connection to the Internet it starts the authentication process to gain access to the Internet. This user must enter his/her password to validate their level of access. This level of security is part of the initial login process that the security controls before there is a valid network connection. This prevents any user from logging on to the network and gaining any access without proper security. The Browser module controls Web sites that can be accessed. Access is granted via positive authorization, which is determined by querying lists of pre-approved Web sites. If an individual site is not pre-approved, it is not accessible. The SafeSock "inclusive" approach collects, aggregates, and reviews the "good" sites that are then put on the WHITE LIST of pre-approved sites which is the principle difference on how
     Safe Zone Technology(R) differs from most competing systems that uses an exclusive authorization system or blocking and filtering systems. Under the "exclusive" system any sites that have not been deemed inappropriate and are not on the unacceptable list or BLACK LIST are assumed to be child-appropriate and accessible. Relying solely on the black list approach is not reliable simply because it does not account for new inappropriate sites that are added to the Internet on a daily basis. In addition this approach is not effective against the trickery of pornographers who create pornographic sites with domain names of innocuous terms commonly searched for by kids such as "toys" or "games". The painstaking process of filtering and blocking out sites and maintaining such a product has proven to deplete resources of such competing companies.

     SOCKWATCH - This module runs unobserved on a client computer, monitors the sites that are being browsed as well as other general Internet activity, and creates a log of visited files on the parent's computer. Parents and educators can view the logged information at a later time. Logged information will be able to provide authorized persons the ability to recreate Web-browsing sessions that occurred. The SockWatch Plug-in (a software package that is installed or "plugged-in" into a computer) will initially allow users to maintain activity logs on their home computer.

SOCKSURF - This module is a low-level TCP/IP (Transmission Control Protocol / Internet Protocol) socket interface to programs that have been written to run on the SafeSock Internet server. It mainly involves the user interface programs on the browser Client-side (Remote Computer for the User) and the Server-side (Company's Internal Server that is running the Safe Zone Technology(R) application) and the related Internet communications protocol that will convey user-entered information to the SafeSock server. It also involves the communications between the Client and Server that allows the Family Favorites feature of the browser to verify Web sites that are appropriate for an individual user of the SafeSock service. Safe Zone Technology(R) is the default security software for The Children's Internet(R). Safe Zone Technology(R) loads below the Windows(R) operating system to protect the home PC with the secure Web browser, 128-bit cryptography and security system. Until the application is "unlocked" by an adult with an authorized password, the user cannot access the Internet through any other browser (i.e.: Internet Explorer or AOL), children can only access the Internet through The Children's Internet(R). Because The Children's Internet(R) controls the desktop, the child cannot bypass the security in order to surf the general Internet because the desktop is

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


locked down by SafeZone Technology(R) and it also restricts access to the control panel (except by password), which is where most other security products are easily disabled.





Safe Zone Technology(R) protects the home PC and networked environments. It is built at the control level of network communications and it's the interface between the operating environment of the PC and the servers that control this access at The Children's Internet(R). Safe Zone Technology(R) was designed to improve efficiency, security, and the speed of existing communication by locking this control at the radius interface to the network and behind the Window's environment to eliminate security holes and redundancies, while still allowing its user flexibility and control to customize the content according to their desires.



Safe Zone Technology(R) does not use static filtering or blocking techniques. Instead, Safe Zone Technolgy(R) literally "locks down" a computer so that it will only access pre-approved material. This pre-approved content is stored and accessed from one of our servers, so even if a website is changed to include inappropriate content, our users will only be able to access the approved content. Once a site has been reviewed and approved, its content is made part of the pre-approved database and stays locked into the search engine until the automated monitoring program detects a change to the site, at which time that site is re-reviewed before it is either deleted from our search engine if those changes are not approved or the changed content is made accessible to our users if it is approved. Parents can easily exit The Children's Internet(R) to enter the Internet at large through the use of a password. However, the Safe Zone Technology(R)functions as the default security, so each time someone starts up the computer, it automatically guides users to the Internet through The Children's Internet(R) and the computer is in safe mode.



The materials the customers access in Safe Zone are content aggregated from third party websites. The Children's Internet functions as an Internet search engine that was specifically designed to be focused on children's content and as such is "locked" and secured to only link to pre-approved "child safe" age appropriate content. As a search engine, The Children's Internet can include websites on the Internet appropriate for children in its indexed directory without entering into contractual relationships with the owners of these websites.


ENTERTAINING, FUN AND EDUCATIONAL CONTENT AND FEATURES

In addition to its live aggregated Web content and security, The Children's Internet(R) is personalized and age specific. We have clustered our content and graphical interfaces into four different age groups, 3 to 5 year olds, 6 to 8 year olds, 9 to 11 year olds and 12 to 14 year olds. Each age group has fun and innovative themes from which to choose. The personalization features allow children to design The Children's Internet(R) to fit their individual personalities.

The Children's Internet delivers age-appropriate content for each of our four age groups and is aggregating the highest quality live websites for children within these groups. Each child can customize his or her Internet environment by choosing from a selection of age specific homerooms. A large selection of homerooms has been developed to match the varied interests and likes of children from themes such as a tree house or a space age homeroom. From the homeroom, a child can access all the proprietary features of The Children's Internet(R), including:

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    -  POPULAR CHILDREN'S WEBSITES. Two Dog Net is continuously aggregating the top quality websites for children to include in The Children's Internet(R). Children can surf freely within the service and get access to the best learning resources and popular websites designed just for them.

    - E-BUDDS(TM). This is our secure e-mail where children can send and receive e-mail messages from their friends and family. Although secure, E-budds(TM) is not restricted only to users of The Children's Internet(R). Parents must add desired e-mail addresses to their secure database profile before their child can send e-mail to or receive e-mail from those addresses, but those addresses can be from any email system (hotmail, mindspring, aol, etc.).

    - AFTER SCHOOL LOUNGE. Children can link to some of the best resources and homework help sites on the web.

    - NEWS STAND. This feature provides children with topics of interest to choose from with links to pre-approved news sites. Topics, which are chosen uniquely for each age group, include subjects such as cartoons, sports, fashion, book club, entertainment, music and what's hot - what's not.

    - CUSTOMIZABLE GRAPHICAL CALENDAR. This feature offers the children their own personal daily planner that keeps track of their school schedule, vacations, birthdays, special events and other activities. There is also a feature that explains the meaning of the holidays of each month.

    - DAILY GRAB BAG. A host of our colorful characters deliver humorous or esteem building messages, jokes, riddles or interesting trivia each day - customized for each age group.

    - FUN FACTS OF THE DAY. Daily changing educational facts that are delivered by animated characters in short cartoon segments developed specifically for each age group.

    - GAME PORTAL. A portal for children to select from a variety of Internet games appropriate for their age group that are entertaining and educational.

    - SURVEYS. Children can answer survey questions, such as, "What is your favorite food? - a) pizza, b) hamburgers, c) burritos or d) spaghetti" and receive instant feedback on how other children in their age group have responded.

    - INCENTIVE SYSTEM. We reward children for partaking in the activities we offer such as answering surveys, learning from the fun facts or surfing the Web. Children collect our cyber coins that we call Diggers and can use them to purchase selected gifts. The more coins they collect and save the better the gift selection.

    - STORYTIME. This feature is one of our portals that provides our younger children, ages 3 to 8, access to books on-line at unaffiliated third-party websites. Some of the book selections on these websites that we link to will read to the children while others are fun

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       for parents or older siblings to read along with the younger child.

    - FAMILY FAVORITES. By simply utilizing the Family Favorites feature, parents can easily customize their children's access based on their family's beliefs, individual needs and interests by adding other websites from outside The Children's Internet(R) while still maintaining total security.

    - TOPIC BASED LINKS. We have organized children's web pages and sites into a major children's portal with topic-based links to general children's sites, topics of interest such as entertainment, music, sports, movies, health, fashion and educational topics including government, history, literature, etc. We will continually add new content and features to The Children's Internet(R) to ensure that our service is fresh and inviting for our users and to constantly stay ahead of potential competitors.

    - MULTI-CULTURAL INFORMATION. We intend for The Children's Internet(R) to be a multi-cultural place where children can learn other languages and experience different cultures all within a safe, age specific, Internet community.

    - DISTINCT CHARACTERS. Appearing throughout The Children's Internet(R) are our mascots, Bango and Baxter, our protector and companion dogs. Each age level also features its own unique characters to enhance the child's experience. These proprietary cartoon characters provide a familiar companion to the child throughout the environment as the child explores areas of interest. In addition, our characters are designed to "grow" with the user as he or she progresses to the next age group within The Children's Internet(R).


    - SEARCH ENGINE. The Children's Internet(R) search engine is designed to provide children with a fun, safe, easy to use and educational means to access thousands of age-appropriate sites on the Internet.

       The search engine utilizes graphical interfaces, which are specifically designed for each of our four age categories. Each child can choose from a number of search themes, designed for their age group, from which to explore the Internet. Theme pages offer children three ways to perform an Internet search.

       The first is the GRAPHICAL SEARCH, which uses animated graphical topics. These topics are nestled in a richly animated environment that is alive with sound and color specifically designed around the topics and age groups. We choose topics that we believe will encourage children to investigate the good things the Internet has to offer. For example, in the three to five year old category we offer subjects like bugs, telling time, cartoons, ABC's, and music. For the 12 to 14 year old age group topics include space, hobbies, body systems, famous speeches and people.

       The second means of performing a search is through a DIRECT SEARCH. A child types in a word, such as CAR, and the search engine returns all sites in our secure database relating to cars.

       The third method of searching is a category search called
       BAXTER'S SMART SEARCH. The


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       foundation for the category search is based on the educational standards and curriculum guidelines as set by the Mid-continent regional Educational Labs (McREL). Baxter's Smart Search lets a child select from a familiar broad range of subjects generally studied in school, then select from another subset of categories to help a child further define their search until the desired information is found. The category search is an essential part of instilling time management skills by enabling children to locate sites quickly and easily on specific topics without the frustration of wading through thousands of irrelevant Internet pages. Baxter's Smart Search helps to build a child's confidence and sense of being "smart" through their . achievement of locating their desired information. Our focused search capability is a direct result of our proprietary search engine architecture.

SEARCH ENGINE ARCHITECTURE AND SITE SELECTION

Two Dog Net, Inc. uses it's proprietary Safe Zone Technology(R) to allow children to benefit from and enjoy the Internet without compromising their safety or online activities. Consumer Reports in October of 2001 tested six popular blocking and filtering software products as well as parental controls on a popular ISP. Consumer Reports found that the security generally failed to block one out of every five sites deemed objectionable. Unlike these blocking and filtering products, The Children's Internet(R) service relies on the "screening and locking" technology of it's proprietary Safe Zone Technology(R). This technology provides a secure and "locked down" environment while allowing unrestricted access to thousands of pre-selected Web sites and pages that have been "screened" and reviewed by Two Dog Net, Inc.'s content staff and then "locked" into The Children's Internet search engine database.

The Children's Internet(R) aggregates content from the Internet and allows access to cached copies of approved sites. In addition, the software allows parents to customize the service by bringing in live sites and pages from outside of The Children's Internet as they see fit for their individual child. The comprehensive search engine has thousands web pages in the secure database, and it is anticipated that it will continue to grow.

The Children's Internet(R) search engine was built on the premise that a search engine for younger children should be one of quality not quantity and consequently not be burdened with millions of irrelevant and unsuitable sites that make searching very time consuming and frustrating for children. Our belief is that the most important features of a child's search engine is safety, value, age appropriateness and ease of use.

Two Dog Net's team of educational consultants designed the architecture of the search engine to generally correspond to the school curriculum for children of each of the four age groups 3-5, 6-8, 9-11 and 12-14. The search engine is structured differently for each of the four age groups. As a result, the categories appearing on the search area for younger children will be different from those for the older age groups to reflect their different educational levels and interests.

Although here is currently only one staff content member, Two Dog Net, Inc. back in 1999 initially had a team of twenty "content watchdogs" made up of teachers, educators and other qualified reviewers who personally screened each Internet web page accessible through The Children's Internet. These content watchdogs first ensured that the web site was safe, wholesome and free of objectionable material. Then they screened for learning and entertainment value and indexed each


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site according to its age-appropriateness and relevance to curriculum standards. For guidance and direction Two Dog Net, Inc. follows the curriculum guidelines set by Mid-continent Regional Educational Laboratory (McREL). McREL is one of 10 regional educational laboratories (REL's) sponsored by the Office of Educational Research and Improvement (OERI) of the U.S. Department of Education and has received international recognition for its comprehensive compendium on the identification and articulation of content standards and benchmarks. McREL identifies standards and gives benchmarks of what grade-level a child is at in the core subject areas of math, science, civics, dance, theater, music, art, English language arts, history, and social studies, to name a few. The compilation of content standards for K-12 curriculum is too extensive to list within this disclosure, but the public at large may view the compendium of K-12 standards and guidelines by visiting their web site at: www.mcrel.org.

In order to efficiently and effectively begin the systematic collection, review and analysis of appropriate content for The Children's Internet(R) search engine, the content staff would go to organizations that they trusted to provide appropriate sites for children, such as the American Library Association (ALA) as a resource to aggregate a large number of sites. For example, by visiting http://www.ala.org/ala/alsc/greatwebsites/greatwebsiteskids.htm the content staff had access to hundreds of the ALA's picks of "Great Web Sites for Kids". The content staff also utilized other well-established resources and search engines, which are focused on children's content such as Yahooligans (Yahooligans.com) or Ask Jeeves for Kids (AJKids.com).

In reviewing web sites, the content staff reviewed each page of every web site so that not just the "primary root" address (e.g. http://www.disney.go.com) was put into the white list of accepted sites, but each page which is identified with a URL extension for example from Disney's home page the child would then link to Disney's "Kids Island" games (http://www.disney.go.com/disneychannel/games/index.html). Notice how the URL address changes and lengthens to include each web page.

For example an entire site may consist of twenty pages and fifteen of those pages are accepted and five pages are not accepted. The pages that would be unacceptable for example would be pages like message boards that the webmaster does not control and where people can freely post profanity or inappropriate content and guest book pages where the child may be asked to record personal information.

The Children's Internet treats every hyperlink, including banner ads, pop-up windows, and text links as a separate web page and for each such hyperlink to be approved it is subjected to the same human review process. If a hyperlink is approved then it is added to the white list database. Therefore, many of the links on approved pages will not work because they have either not been reviewed by our content staff member or they have been reviewed and have not met our criteria. Clicking on a an unapproved hyperlink leads only to a green box that conforms to the space where the page linked to would normally appear with our warning message saying, "CAUTION, CURIOUS CANINES! THIS PAGE IS NOT PART OF THE CHILDREN'S INTERNET". The content of banner advertisements and pop-up windows is also blocked and results in this same warning message.

SEARCH ENGINE MAINTENANCE

After the difficult and labor-intensive task of building the integral foundation of the search engine was completed in 2001, Two Dog Net, Inc. downsized its content staff to one member and has since


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focused its efforts on maintaining the database. Maintenance of the search engine is accomplished through a process of automated programs and human review. The labor of the content staff member is needed for only approximately 10% of the process as the automated systems are responsible for 90% of the maintenance and updating of the search engine, which are supervised by our Chief Software Architect, Tyler Wheeler. Additionally, Two Dog Net's Chief Technical Officer oversees the automated update cycles Although we take great precautions both through automated technology and human review there can be no assurance that we will be completely successful in addressing all such risks posed by the Internet.

AUTOMATED SEARCH ENGINE SERVERS

There are three servers involved in operating the search engine and its maintenance: the public server, the private server and the proxy server. The public server uses a customized and modified version of the Alta Vista Search Engine licensed software package and is the search engine and interface accessed by users. The private server is the home to the private interface used by our content staff reviewer to maintain and update the system. The proxy server acts as an intermediary between the Internet and our public server and it is instrumental to security by employing firewall services that separates and protects our internal computer network from outside intrusion, administrative control, and caching services.

AUTOMATED SEARCH ENGINE UPDATES

We maintain the integrity of our "white list" of pre-approved web pages and update sites by employing a program called Scooter. Scooter is a registered trademark of the Alta Vista search engine developed by Digital Corporation (which Two Dog Net licensed and customized). Most Internet search engines have such a program, which is also known as a "spider" or a "bot." Scooter is a program designed that visits web sites and reads their pages and other information in order to create entries for a search engine index. In our case Scooter goes out to the Internet and systematically visits every pre-approved web page on our white list and reads the entire page on each web site. When Scooter finds a pre-approved web page that has changed its URL and or has changed any text or page contents on the web page then that site is removed from the white list, returned to the private server, indexed accordingly as a URL change and or as a text/content change and put in cue to be reviewed by our content staff member. Due to the large file size of our white list and the amount of hardware and memory resources it takes to run Scooter, rather than have Scooter visit the entire white list in one day, we take the white list and break it down into smaller file sizes and cover the entire list once a week. Basically we take 20% of our white list each day, Monday through Friday and run Scooter on the smaller files. After the changed sites are reviewed by our content staff member and either approved or disapproved, those updates are made to create a new updated master white list of pre-approved we pages and are posted to the public server (search engine) and to the proxy server every Saturday between 10:00 p.m. PST and 2:00 a.m. PST.

AUTOMATED SEARCH ENGINE MAINTENANCE

A significant part of the automated search engine maintenance and security mechanisms run through the proxy server. The proxy server works directly with our public server (search engine) and is an integral part or our security interface for users. All of the web pages that have been screened and pre-approved by our content reviewers and teachers are cached (stored) on the proxy server and all of the web pages that are accessible by users through the search engine (public server) are in the exact image and "state" they were in when they were screened by the content reviewer. Therefore the only pages accessed by users are the cached pages and if the page has been updated, changed or hacked the


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child is protected because they only see the pre-approved cached web page and will not have access to that modified page until it is reviewed by the content staff and posted back to the white list of approved web pages. The proxy server is updated every seven days (see "Automated Search Engine Updates")

Our proxy server receives a request for a Web page from a user accessing the Public server. If the request passes screening requirements (if the requested web page is exactly the same URL and the same text on the web page) the proxy server, looks in its local cache of previously downloaded Web pages and returns it to the user without needing to forward the request to the Internet. If the page does not match the exact page that is in the cache, this site is immediately logged to the proxy server and the URL for the site is forwarded to the private server for our content staff member to review the changed content. Regardless of whether a site has changes or not, the pre-approved cached page on the proxy server is what is returned to the user. To the user, the proxy and cache servers are "invisible" and this process happens in milliseconds.

Additional advantages of using the proxy server are that the cache can speed response time to users and the identity of users can not be tracked or logged by the web sites because their only contact is with our servers.

Because the cache is currently updated only once a week, the web content that our users get will not always be up to date, but we believe this will not be a serious detriment to potential customers as we believe they prefer the protection the cache gives against inappropriate content over having the most up-to-date sites. Additionally, over the past four years, Two Dog Net's actual experience in this industry has shown that many web pages for children are rarely updated especially homework help reference web pages (for example encyclopedia, dictionary, thesaurus entries) as well as games and entertainment and the seven day lag time for posting updates is sufficient. News and magazine web pages are generally not part of the search engine but we give parents the option to customize the product for their children by using our "Family Favorites" tool to add news and magazine sites as approved links for their child to access.

CONTENT REVIEWERS SEARCH ENGINE UPDATES

Currently because the primary focus has changed from building or expanding the database to simply maintaining the existing database, as discussed earlier we have found that one content staff member is sufficient to review the changed sites. The content staff member is responsible for reviewing the web pages which have been removed from the white list because Scooter detected changes to the content or to the URL. This staff member either updates such a site's URL address and/or reviews the new and updated content on the page and re-submits the page as an approved web page or permanently remove the site from The Children's Internet database if the content is no longer appropriate. In addition to maintaining the integrity of the original database and keeping URL's and content current and safe the content reviewer also spends some time searching for new children's sites to add to the white list.


A QUICK, RICH MULTIMEDIA ENVIRONMENT

We make heavy use of animation and sound throughout The Children's Internet(R) to make the environment entertaining for children and to maintain their interest. Our focus groups have confirmed our belief that children are generally visually oriented and that sound and movement are

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major factors in keeping children interested in the content and search results.
We also learned that fast response times are important in maintaining a child's interest. Animation and sound are not extensively used over the Internet because sending large multimedia files can significantly slow down response times.

To obtain faster response times, we will periodically provide new content to our subscribers via CD-ROM. This includes the background screens for the homerooms and the search engine screens, all of which contain vivid content, animation and sound. These files are downloaded from the CD to the hard drive of the user's personal computer and upload from the hard drive almost instantly. The user's personal computer interacts over the Internet with our host server. The server is able to deliver to the user content that is customized for each child and changes daily. This combined method provides users with a rich, interactive experience with fast response times.

HARDWARE AND INFRASTRUCTURE

We have the rights to The Children's Internet(R) technology from an agreement with Two Dog Net the developer of the technology. The agreement covers the use of the technology and the use of hardware and software currently owned by Two Dog Net on which The Children's Internet(R) operates. Future upgrades to the equipment for expansion and modernization will be our responsibility.

Our Internet bandwidth provider is EmeryTech Data Center. EmeryTech Data Center, our co-location facility provides us with10 Mbps (Mega bytes per second) with expandability of up to 100 Mbps (Mega bytes per second) from two separate carriers, Qwest Communications and AT &T, for redundancy and back-up precautions.

MARKETING AND SALES

We plan to have two sources of revenue:

  1. Retail Sales- selling monthly subscriptions to the Children's Internet(R) service directly to consumers; and

  2. Wholesale Distribution- selling The Children's Internet at the wholesale prices to ISPs to re-sell to their current ISP customers.

Customers will pay for the service each month electronically via credit card or debit card. When the ISP is an authorized wholesale distributor of our service, the ISP will pay us monthly in one bulk payment for all of their customers subscribing to the service and then they will bill and collect the monthly subscription fee from each of their individual subscribers. If an individual acquires the service directly from us, we will automatically bill for the service each month. Initially we intend to use an Internet billing service to provide that service. To reach the approximately 55 million US households with children, we will invest in television supported by radio and print advertising as well as public relations activities to generate a high level of product awareness.

Although we originally planned to offer dial-up services to our customers, on June 11, 2003, Two Dog Net's third-party dial-up services provider, changed its pricing to a cost prohibitive structure that made it impossible for us to continue with our sales plan. Because of this, we are no longer

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offering wholesale dial-up services to ISPs. Therefore, our customers will be
ISPs or customers who already have existing Internet access.

Our management believes that adding multiple forms of media to an advertising campaign raises total response. A combination of different media increases results because different people respond to different stimuli and reinforces the advertisers' messages.

All of our marketing efforts, regardless of the medium, will integrate references to The Children's Internet(R) website. Integration of the website in all marketing will encourage prospective users to test the product, and eventually to order the product online.

Selling and marketing are core competencies at The Children's Internet(R). We will focus our sales and marketing programs on two distinct yet related areas.

Using the ISPs' current customers as a base, we will market The Children's Internet(R) to those users as well as seek new users. Our sales effort with ISPs encompasses the utilization of third-party marketing companies.

On August 14, 2002, we entered into a License Agreement and a Independent Sales Agreement with Infolink Communications, Ltd. Both agreements are for a term of three years, after which they automatically renew for three additional one year terms unless a party gives the other party 30 days notice prior to any such renewal.

Under the License Agreement, Infolink is authorized to sell The Children's Internet(R) service at prices to be determined by Infolink to the U.S. government and to corporate sponsors. In return, we would be entitled to $4.05 per month for each computer on which the service is being used by Infolink's customers under the agreement..

The Independent Sales Agreement allows Infolink to sell The Children's Internet(R) service to Infolink's customers at prices determined by Infolink. In return, we would be entitled to $.95 per computer on which the service is used by Infolink's customers under this agreement.

In addition to establishing relationships with third-party marketing companies, we also plan to focus on establishing long term, value-driven relationships with:

   -   Parents and Children
   -   The School Market: School Administrators and Teachers

Children are the single fastest growing segment of Internet users today. Despite this fact, there is an ever-increasing amount of content devoted to harmful and unwholesome subjects that can damage children and inhibit them from learning while utilizing this exciting, resourceful technology. Of the 174 million Internet users in America, 90% of that amount are children and teenagers (ages
5 to 17). (U.S. Internet Population Continues to Grow" Cyber Atlas, Jupiter Media Corporation, February 6, 2002) In 2000, children 12 years and under influenced the household spending of over $600 billion. (McNeal, James (2001). Quoted in McDonald M, Lavelle M. Call it 'kid-fluence'. U.S. NEWS & WORLD REPORT, July 30, 2001, p.32.)

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Careful development of the right message is of critical importance to the success of our marketing efforts and to the accomplishment of our financial objectives short and long term. Our commitment is to the ongoing testing and refinement of our message and our media mix. Initially we envision both local and regional rollouts prior to a full-scale national program. In most cases, test programs are most successful when staged over 3 to 4-month timeframes. Our methodology will develop a program, launch the program, evaluate, refine and continue forward based only upon having received quality customer feedback.

Our overall business and marketing strategy consists of the following key elements:

   - GENERATE PRODUCT AWARENESS. We will implement an integrated marketing communications and sales strategy that continuously promotes awareness of The Children's Internet(R).

   - BUILD BRAND EQUITY. We are dedicated to establishing and building our brand names, and our future plans include marketing and The Children's Internet(R) branded products based on our proprietary animated characters.

   - ESTABLISH MARKETING RELATIONSHIPS. We believe that entering into marketing agreements, similar to those we have entered into with Infolink and described above, will be important in retaining customers for The Children's Internet(R).

CONSUMER MARKETING AND SALES

We are authorized to use a 30 minute infomercial produced by Two Dog Net describing The Children's Internet(R) service. The infomercial will be the cornerstone of our consumer-marketing program. This direct response-marketing vehicle provides a number of advantages including: a direct sale opportunity, brand development, cost effectiveness, and rapid market response (feedback).

The infomercial will serve three benefits in our marketing mix: as a primary source to generate qualified leads, a sponsorship tie-in vehicle and a significant brand recognition tool. We will utilize the infomercial to support our dial-up small ISPs, (building new users for them) as well as attracting new small ISPs. We believe a multi-tiered approach with the infomercial supported by varied marketing campaigns will be highly effective for us.

We will reach parents through an integrated marketing plan that leads with the infomercial and supported by traditional marketing venues such as radio and print. The infomercial includes powerful testimonials from non-biased "experts" like the FBI, the FCC Chairman Bill Kennard, and IBM's Director of Educational Services. The infomercial validates the dangers on the Internet, while simultaneously reinforcing the educational value and need of The Children's Internet(R).

SPONSORSHIP SALES, ADVERTISING BANNER SALES AND E-COMMERCE

SPONSORSHIP SALES: We intend to present sponsorship opportunities to large consumer driven companies that focus on the specific demographic markets of children and/or their families. We

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intend to incorporate sponsor specific content into users' primary age-specific
Web pages or on other high traffic areas of The Children's Internet(R). Our goals are to provide each sponsor with a targeted audience, and to provide value-added marketing tools to increase both sales and brand equity.

We intend to create a premier sponsorship program for our corporate sponsors. Premier sponsors on The Children's Internet(R) will have unique benefits over traditional sponsorships. Utilizing our infomercial expertise, sponsors will be able to create multi-media, TV-like commercial spots specifically formatted to "air" on the Internet, otherwise known as Intermercials(C), which will appear in different areas of The Children's Internet(R).

The Children's Internet(R) has opportunities for events, cross promotions, tie-ins and long term relationships. The Children's Internet(R) will seek to attract market leaders in key categories.

ADVERTISING BANNER SALES: Our primary sales effort will be to develop sponsorship relationships. A secondary effort will be traditional Internet banner advertising. Because of the nature of The Children's Internet(R), in which children are automatically directed to and locked into the service, advertisers are more likely to receive a higher traffic volume of their target audience than most other potential advertising sites.

E-COMMERCE PARTNERSHIPS: In the past year, the Internet has become a generally accepted medium for the sale of products and services ranging from books and CD's to airline and event tickets.

This widespread acceptance of the Internet as a shopping venue for the public at large opens great opportunities for The Children's Internet(R). We are searching for companies that wish to establish a presence on the Internet for the sale of their products to our target audience or our user base. The Children's Internet(R) has the advantage of being able to design content sites targeted at the specific user for specific categories of product sales. For example, we may design a music store in which children can listen to new CDs and purchase the CD online. We may create a toy store in which children view new toys, try them out and drag icons of specific toys they want to their own holiday wish list. Parents will be able to view this list and purchase online the exact toys their child has requested.

We have not yet made any sponsorship sales or advertising banner sales nor have we entered into any e-commerce partnerships, and we can offer no assurance that we will ever successfully do so. However, we hope to derive revenues from these activities if we are successful.

PUBLIC RELATIONS

Public relations activities will combine events, special promotions, and other integrated marketing strategies with traditional media relations with the objective of remaining top-of-mind with consumers and media.

We intend to:

   -   Promote a Children's Internet Safety Week.
   -   Build relationships with school districts on a countywide basis.
   - Establish educator relations program designed to update educators on the latest in Internet

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       technology, including a comprehensive Educator's Kit and media relations initiatives.
   - Encourage use of The Children's Internet(R)in classroom settings day in and day out.
   - Partner with targeted organizations consistent with The Children's Internet(R) overall business direction.
   - Position wherever possible, The Children's Internet(R) to be the "market leader" in safety on the Internet for children; continually pursue opportunities to place our management as speakers in appropriate safety and educational forums.
   - Provide news bureau services and announcements of developments within our company (partners, content, features, etc.).

ONLINE PROMOTION

With the use of permission marketing, we will allow our best prospects and customers to tell us what kind of information they want and will allow from us and we will provide it. Building this type of relationship is fundamental in running successful online and traditional direct selling programs. We are after long term relationships with our customer base. It is our hope that children who become users at age four or five stay with us for another five to seven years -- not unlike the loyalty enjoyed by Sesame Street in the 1960s-1990s.

Along with permission marketing, other on-line promotion will include newly developed Intermercials(C). We will create commercials specifically designed for Internet viewing and run them throughout the Internet where there is high visibility of our target audience.

FREE CD DISTRIBUTION

Following the successful software model of free distribution, The Children's Internet(R) may distribute CD's to appropriate and selected non-profit organizations and clubs. This will allow large numbers of prospects the opportunity to become familiar with our product and services.

SCHOOL ADMINISTRATORS AND TEACHERS

To accomplish our objectives, we intend to employ the following marketing communications programs and elements:

       TEACHER SURVEYS - These surveys will be used to determine technology needs and assess the teachers' understanding of using the Internet as a primary teaching tool. This will also deepen our relationships and visibility opportunities with teachers.

       EDUCATOR'S PACKAGE- This package will contain a comprehensive assembly of key printed informational materials to explain the full array of The Children's Internet(R) services and products--generic brochure, case studies/testimonials, site screen shots, key facts and fundraising oriented promotional materials.

       EDUCATIONAL CONFERENCES- Typically these events attract 3,000 to 6,000 attendees and represent an outstanding direct marketing opportunity to build prospects for our sales and marketing database. Our efforts would include product demonstrations, handouts, and offers to try The Children's Internet(R).

       DIRECT PRESENTATIONS- This method will involve direct selling to school administrators, technologists, teachers, etc. We will attempt to be represented at key conferences of the PTA nationally and regionally.

       ACTIVE PARTICIPATION IN SELECTED ADVOCACY GROUPS- This action will be designed to enable The Children's Internet(R)'s high visibility among groups concerned and focused on Internet safety for children and the expansion of more useful content for schools. This would involve The PTA, National School Board Association and The National Association of Elementary School Principals.

       EDUCATOR PARTNERSHIPS- This action involves designing long-term relationships with respected educational authorities that are highly visible throughout the country.

       EDUCATION MARKET MEDIA RELATIONS- A series of targeted media relations activities has been developed to engage school personnel, parents and children--all around Internet Safety and the uniqueness of The Children's Internet(R). Media relations will be the foundation used to generate awareness, trial and involvement with our products and services.

The school market is an important vehicle for obtaining product trial by children and awareness of the product by parents. We intend to implement an aggressive marketing program aimed at school districts and a school fund raising program aimed at local schools, parents' groups and PTA's. This would provide not only increased exposure among our target market, but also product trial by the children.

A NEW REVENUE STREAM FOR SCHOOLS - FUNDRAISING

The Children's Internet(R) has developed a fundraising program for schools with The Children's Internet(R) as the centerpiece for local community fundraising efforts. The Children's Internet(R) will pay schools or related organizations (PTA or Parents Group) a percentage of the subscription revenue generated from sales of The Children's Internet(R) service by the school or related organization. Initial interest in this program at focus groups of PTA and Parent Group members has been extremely high. Parents were drawn by the opportunity of selling a product that they perceive to have real value rather than the typical fund raising vehicle of magazines, candy or wrapping paper.

The typical parent group has 5 to 10 members who are dedicated to making their school better for their children. These parents have almost a missionary zeal and can be one of our most effective assets. We will test this method initially with private schools and then expand to the public school sector later on.

PRICING CONSIDERATIONS

The Children's Internet(R) anticipates retail pricing at $9.95 per month. Presently, there appear to be no specific competitive price barriers or market forces at work. The Children's Internet(R) brand is capable of exceeding customer expectations the more the possibility of premium pricing exists.

RESEARCH AND DEVELOPMENT

Based on our agreement with Two Dog Net, we will look to Two Dog Net as our research and development partner and will continue to rely on Two Dog Net to keep The Children's Internet(R) technology current. To date, all of the research and development efforts have been performed by Two Dog Net.

Over the course of the past six years, Two Dog Net has been focused on the development of Safe Zone Technology(R), The Children's Internet(R), and the creation of unique user interfaces and feature functionality for The Children's Internet(R). In the future, in association with Two Dog Net, we will explore ways to leverage our current knowledge on compatible product enhancements. For example, some of the development may focus on interactive learning systems, a parent's portal, multiple participant interactive games for children, a companion product to The Children's Internet(R) aimed at the teen market, and on-line books.

We will only begin development of new products after we have successfully launched The Children's Internet(R) and feel comfortable that the research and development effort will not dilute our focus and resources from the success of The Children's Internet(R).

WHOLESALE SALES & MARKETING AGREEMENT

On September 10, 2002, we entered into a License Agreement with Two Dog Net, Inc. for an exclusive worldwide license to market and sell The Children's Internet(R) service. We were required to pay Two Dog Net a monthly royalty payment of 7% of net sales of The Children's Internet(R) product. We acquired the license for $2,000,000 required to be paid no later than September 10, 2004. We paid $15,500 of this amount during the quarter ended September 30, 2002.

On November 5, 2002, we amended the License Agreement with Two Dog Net to agree to issue two million shares of our Series A Convertible Preferred Stock in exchange for the long term debt owed to Two Dog Net of $1,984,500 to reduce our long-term debt. However these two million shares were never issued and on March 3, 2003, we replaced the License Agreement with a Wholesale Sales & Marketing Agreement which gives us the exclusive worldwide right to market, sell, and distribute The Children's Internet(R) service and wholesale dial-up Internet service of Two Dog Net. We will pay Two Dog Net a per user charge of $3.00 per month for each user accessing The Children's Internet(R) service. The Wholesale Sales & Marketing Agreement has a term of five years and renews for additional five year terms automatically unless either we or Two Dog Net give written notice of termination of the agreement not less than one year before the end of any five year term.

We have related parties with Two Dog Net as follows:

   - Our President, Chief Executive Officer, and one of our Directors, Sholeh Hamedani, is the sole shareholder of our parent company, Shadrack Films, Inc. Ms. Hamedani was also President of Two Dog Net, Inc., the licensor of The Children's Internet(R)technology until August 1, 2002. Ms. Hamedani also owns approximately 10% of the total outstanding shares of common stock of Two Dog Net
   - Ms Hamedani's father, Nasser Hamedani, is the current President, Chairman and majority shareholder of Two Dog Net

TWO DOG NET, INC.

We currently rely upon Two Dog Net, Inc. to maintain the product, The Children's Internet(R), in its current form. Two Dog Net, Inc. invested approximately seven years in the development of the product and its supporting technologies. Today, because all the research and product development is complete, they have changed their business model accordingly and have downsized considerably. They no longer need to employ technologists, artists, animators, writers, educators, and the respective management to run the business. Currently they operate their business with their Founder and Chairman, Nasser Hamedani, their Chief Technical Officer, Larry Wheeler, an accountant and creative/content director. When it becomes necessary to subsidize their own efforts they retain, on an as needed basis, independent contractors. In the unlikely event that Two Dog Net, Inc. ceases their operations due to circumstances beyond their control we have in place the necessary mechanisms to seamlessly assume their current responsibilities of maintaining the product. We feel confident in our management team's ability and experience to be able to continue supporting the sales of the product.

Aside from their licensing of The Children's Internet(R) service to us, they do not currently license any of their other products and or technologies. Additionally, they do not generate any revenues, or net income besides the revenues derived from the sales of The Children's Internet(R). Two Dog Net, Inc.'s current overhead costs, which continue to be funded through private sources, are minimal and they do not foresee their operating costs significantly increasing.

COMPETITION

In the past three years, competition has significantly declined as many providers have gone out of business.

However, the market for Internet products and services is still highly competitive and competition is expected to increase. There are no substantial barriers to entry in these markets. Although we currently believe that the diverse segments of the Internet market provide opportunities for more than one supplier of products and services similar to ours, it is possible that a single supplier may dominate one or more market segments.

Our management believes that the principal competitive factors in our market are brand recognition, ease of use, comprehensiveness of available content, customization by the consumer, quality and responsiveness of search results, the availability of high-quality, focused value added services, and required technology to offer access to end users with few interruptions. Competition among current and future suppliers of Internet navigational and informational services, high-traffic websites and ISPs could result in significant price competition and reductions in revenues. There can be no assurance that we will be able to compete successfully.

We compete with other providers of security software, information and community services. Many companies offer competitive products or services addressing filtering of Internet content, including, among others, Net Nanny (Net Nanny Software, Inc.), Cyber Patrol (The Learning Company), Cyber Snoop (Pearl Software, Inc.), Cyber Sentinel (Security Software Systems, Inc.), Cybersitter 97 (Solid

Oak Software, Inc.), SurfWatch (SurfWatch Software, Inc.), WebChaperone (WebCo International, Inc.), EdView Channel Lock and EdViewsmart Zone (EdView, Inc.) and X-Stop (Log-On Data, Inc.). In addition, we compete with online services such as Yahooligans! (Yahoo!), an Internet navigator designed for children in grades K-12; America Online (America Online, Inc.), which offers parental control options for Internet access; and Disney's Blast Online, which also offers child-oriented Internet navigation. These companies already have an established market presence, and are far ahead of us in gaining market share. Also, entities that sponsor or maintain high-traffic websites or that provide an initial point of entry for Internet users, such as the Regional Bell Operating Companies or commercial online services such as the Microsoft Network ("MSN") and America Online ("AOL"), currently offer and could further develop, acquire or license Internet search and navigation functions that could compete with our product.

Many of our existing competitors, as well as a number of potential new competitors, have significantly greater financial, technical, marketing and distribution resources. In addition, providers of Internet tools and services may be acquired by, receive investments from, or enter into other commercial relationships with larger, well-established and well-financed companies, such as Microsoft or AOL. Greater competition resulting from such relationships could have a material adverse effect on our business, operating results and financial condition.

EMPLOYEES AND CONSULTANTS

We currently employ five employees: Sholeh Hamedani, Soraiya Hamedani, Roaya Hamedani, Jamshid Ghosseiri and Tyler Wheeler. Four of these are full-time employees: Sholeh Hamedani, Soraiya Hamedani, Roaya Hamedani, and Tyler Wheeler. Additionally, we have retained Jim Lambert as a full time financial consultant. We do not anticipate hiring any additional employees during calendar year 2003. We hire independent contractors on an "as needed" basis only. We have no collective bargaining agreements with our employees. We believe that our employee relationships are satisfactory.

PROPERTIES

On June 30, 2003, we entered into an oral sublease agreement with Hill Physicians Medical Group, Inc., a California corporation to continue to occupy office space consisting of 2,759 square feet. The initial term of this sublease commenced on July 1, 2003 and expired on January 31, 2004. In January 2004, Hill Physicians Medical Group agreed to extend this sublease to March 31, 2004. The base rent is $3,200.00 per month.

PATENTS AND TRADEMARKS

Our success is dependent on the proprietary technology from Two Dog Net, Inc. that we market and sell. The proprietary technology underlying The Children's Internet(R) service is owned by Two Dog Net, Inc.. We do not have any patents, pending or otherwise. Following is a list of the intellectual property we have the rights to use from Two Dog Net, Inc.:

   -   "The Children's Internet(R)" registered trademark;
   -   Safe Zone Technology(R) registered trademark;
   -   The Safe Zone Technology(R) software patent application pending; and
   -   "Two Dog Net(TM)" trademark.

"Children's Internet" is a service mark of Two Dog Net, Inc. and was registered with the U.S. Patent and Trademark Office on October 9, 2001 as Registration Number Serial Number 75378450. We do not hold any registered service marks or trademarks.

Two Dog Net, Inc. filed U.S. Patent Application No. 08/971,447 for the Safe Zone Technology(R) software on or about December 1, 1997 and on or about November 20, 2000 they filed a continuation application. They have advised us that there is no assurance that the patent will ever be issued and that the patent application process may continue through the year 2004.

Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of products or to obtain and use information that we regard as proprietary. Policing unauthorized use of our products is difficult, and while we cannot determine the extent to which piracy of our software products exists, such piracy can be expected to be a persistent problem, particularly in international markets and as a result of the growing use of the Internet. Some courts have held that shrink-wrap licenses, because they are not signed by the licensee, are not enforceable. In addition, there can be no assurance that patent applications filed by Two Dog Net, Inc. will result in patents being issued, and any patents that may be issued to it in the future, will afford protection against competitors with similar technology; nor can there be any assurance that patents issued to Two Dog Net, Inc. will not be infringed upon or designed around by others or that others will not obtain patents that we would need to license or design around. Impairment of our intellectual property rights could negatively affect our business or could allow competitors to minimize any advantage that our proprietary technology may give us.

LITIGATION

We are not engaged in any legal proceedings and are not aware of any pending or threatened litigation that could have a material adverse effect on our business.

                                   MANAGEMENT

       Our directors and executive officers are as follows:

Name                      Age        Position
-----                     ---        --------
Sholeh Hamedani           35         President, Chief Executive Officer, Chief
                                     Financial Officer, Chairman of the Board of
                                     Directors
Jamshid Ghosseiri         63         Secretary, Director
Tyler Wheeler             32         Chief Software Architect, Director
Roger Campos, Esq.        56         Director
Dale Boehm                34         Director

MS. SHOLEH HAMEDANI, has been our President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board since August 23, 2002. From May 2002 through the present, she has served as the President, CEO and founder of Shadrack Films, Inc., our parent company. From July 1995 to August 2002, she was President and co-founder of Two Dog Net, Inc., a security solutions provider and software developer. She was responsible for managing product development of new technologies, as well as creating and implementing their marketing strategies. Ms. Hamedani's experience includes local and national advertising campaigns on television, radio, and print as well as producing, scripting and directing educational video programs and television infomercials. Prior to Two Dog Net, Inc., Ms. Hamedani was part of the founding team at SyberVision Systems in the Production and TV Media Department from 1985 to 1989. Ms. Hamedani attended California State University, Hayward majoring in Business Administration from 1985 to1988.

MR. JAMSHID GHOSSEIRI has been a director since August 23, 2002 and Secretary since January 2, 2003. From January 9, 1989 through the present, he has served as Chief of the Microbiology Department at Mt. Diablo Medical Center. Mr. Ghosseiri has over 35 years of experience in the field of clinical microbiology and research in infectious diseases. He received a B.S. from San Jose State University in 1966 and completed his Post Graduate Studies in Infectious Diseases at Stanford University in 1969.

MR. TYLER WHEELER has been our Chief Software Architect and a director since August 23, 2002. He co-founded Micro Tech Systems in 1989. In 1993, he and his father founded Integrative Systems, Inc., a hardware and software computer consulting firm. From January 1996 to August 2002 , Mr. Wheeler served as Vice President of Technology at Two Dog Net, Inc. a security solutions provider and software developer. Mr. Wheeler completed a BA in Finance and Business Law at California State University, Fresno in May of 1996.

MR. ROGER CAMPOS, ESQ. has been a director since August 23, 2002. Mr. Campos received his J.D. (law) degree in June 1972 from the United States International University (San Diego, CA) and received his BA in June of 1969 from the University of California at Santa Barbara. From February 2002 through the present, he serves as President and CEO of the Minority Business Roundtable, a national membership organization, based in Washington DC, for CEOs of the nation's largest minority-owned companies. From January 2000 to February 2002, Mr. Campos was Executive Director of the Minority Business Roundtable. From January 1997 to January 2000, he served as Vice President of government relations for the Hispanic Association of Colleges and Universities. Mr. Campos provides consulting services in the areas of contracting, marketing, and business transactions.

MR. DALE BOEHM has been a director since August 23, 2002. Since March 17, 2003 continuing to the present Mr. Boehm is the President of MasterLink Corporation. MasterLink Corporation is a project management based professional services organization with a focus on network and system integration, carrier services brokering and network management services. From September 2002 continuing through today Mr. Boehm is the Founder and President of Caspian Technology Concepts, a consulting firm specializing in network management services. Previous to this, Mr. Boehm served as Director of Sales at Qwest Telecommunications, Inc from July 2001 continuing until August 2002where he was responsible for 90+ direct reports and all of the revenue in the National Accounts division in Illinois and Wisconsin. From December 2000 to July 2001, Mr. Boehm was the Regional Vice President of Central Region Sales at OneSecure Inc., a managed security services provider enabling clients to co-manage firewalls. Mr. Boehm was Regional Vice President Enterprise Solutions of GlobalCenter from November 1999 through December 2000 prior to its sale to Exodus. He was also the Manager of IP Network Solutions at AT&T from February 1997 through November 1999. From January 2000 through the present, Mr. Boehm has been an instructor of TCP/IP, Business-to-Business e-Commerce, and IP Technology programs at the University of Wisconsin-

Milwaukee where he is the Chairman on the Executive Steering Committee for the University Outreach Program. He is also a member of the Information Systems Security Association (ISSA)(R). Mr. Boehm received his Certificate of Telecommunications Analysis from the University of Wisconsin-Milwaukee in 1994 and is currently enrolled at Concordia University, Mequon, Wisconsin for a Bachelor of Arts, Management & Communication degree.

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

MEETINGS OF THE BOARD OF DIRECTORS AND INFORMATION REGARDING COMMITTEES

There currently are no committees of the Board of Directors. The Board of Directors held three meetings in fiscal 2002. All Directors attended at least 75% of the meetings of the Board of Directors.

                             EXECUTIVE COMPENSATION

GENERAL COMPENSATION DISCUSSION

All decisions regarding compensation for our executive officers and executive compensation programs are reviewed, discussed, and approved by the Board of Directors. All compensation decisions are determined following a detailed review and assessment of external competitive data, the individual's contributions to our success, any significant changes in role or responsibility, and internal equity of pay relationships.

SUMMARY COMPENSATION TABLE

The following table sets forth the total compensation earned by or paid to the executive officers for the last three fiscal years. None of our officers earned more than $100,000 in the last three fiscal years.

                                          ANNUAL
                                       COMPENSATION                           LONG TERM COMPENSATION
                       -------------------------------------------    ------------------------------------
                                                                              Awards              Payouts
                                                                      -----------------------     --------
                                                           Other                   Securities
                                                           Annual     Restricted    Underlying
                                                           Compen-     Stock        Options/        LTIP        All Other
                                Salary          Bonus      sation      Awards         SARs        Payouts     Compensation
                       Year       ($)            ($)         ($)         ($)          (#)           ($)           ($)
                       ----    --------       --------    --------     ---------   -----------    --------    ------------
Sholeh Hamedani,
President, CEO, CFO    2002    $ 90,000[1]    $      0    $      0     $       0           -0-    $      0    $          0

Alan Schram,
President, Secretary
and Treasurer[2]       2002    $142,848[3]    $      0    $      0     $       0           -0-    $      0    $          0
                       2001    $      0       $      0    $      0     $       0           -0-    $      0    $          0
Hagit Bernstein,
President and
Secretary[4]           2000    $      0       $      0    $      0     $       0           -0-    $      0    $          0
                       1999    $      0       $      0    $      0     $       0           -0-    $      0    $          0
Raphi Shram,
Treasurer[5]           2000    $      0       $      0    $      0     $       0           -0-    $      0    $          0
                       1999    $      0       $      0    $      0     $       0           -0-    $      0    $          0

____________________________
1 Accrued unpaid and was contributed to capital as of December 31, 2002.

2 Resigned August 12, 2002.

3 In July 2002, the Company (which was then named DWC Installations) sold
  1,166,755 newly issued shares of its common stock to Shadrack Films, Inc. (then named The Children's Internet, Inc.) for $150,000. This was the transaction in which the current management assumed control of the Company. Out of this $150,000 received by the Company, Alan Schram received $142,848 for his services to the Company.

4 Resigned January 1, 2001.

5 Resigned January 1, 2001.

No options or SARs where granted to any executive officers.

EMPLOYMENT AND RELATED AGREEMENTS

We have not entered into any employment agreements.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth the shareholdings of those persons who: (i) own more than 5% of our common stock as of August 20, 2003 with the number of outstanding shares at 2,287,755; (ii) are our officers or directors; and (iii) all officers and directors as a group:

                                                                                 PERCENTAGE
                                                            PERCENTAGE           BENEFICIALLY
                                                            BENEFICIALLY       OWNED FOLLOWING
                                                           OWNED PRIOR TO          MAXIMUM
            NAME                     NUMBER OF SHARES       OFFERING[1]          OFFERING[5]
-------------------------------       ----------------     ---------------     ----------------
Sholeh Hamedani, President,
CEO, CFO, Director[2]                     1,166,755[3]             51.0%               18.6%

Jamshid Ghosseiri, Ph.D.,
Secretary, Director[2]                          -0-                 -0-                 -0-

Tyler Wheeler, CTO, Director[2]                 -0-                 -0-                 -0-

Roger Campos, Esq., CTO,
Director[2]                                     -0-                 -0-                 -0-

Dale Boehm, Director[2]                         -0-                 -0-                 -0-

All Officers and Directors as a
group (5 people)                          1,166,755                51.0%               18.6%

Shadrack Films, Inc.                      1,166,755[3]             51.0%               18.6%

Steve Sowieja[2]                            210,000[4]              9.2%                3.3%[6]

1 Except as otherwise indicated, we believe that the beneficial owners of Common Stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

2  c/o 2401 Crow Canyon Road, Suite 201, San Ramon, California  94583.

3 In July 2002, the company (which was then named DWC Installations) sold 1,166,755 newly issued shares of its common stock to Shadrack Films, Inc. (then named The Children's Internet, Inc.) for $150,000. This was the transaction in which Shadrack Films, Inc. obtained majority ownership interest and became our parent company. Out of this $150,000 received by the company, Alan Schram who before his resignation on August 17, 2002 was the sole director and President of the
_____________________
   company, received $142,848 for his services to the company.

4 Includes 100,000 shares of common stock held in the name of Cities Electric. Steve Sowieja is the principal of Cities Electric.

5 Assumes the sale of all 4,000,000 shares of common stock being offered by The Children's Internet, Inc. in this offering resulting in 6,287,755 shares of common stock being outstanding.

6 Assumes that Steve Sowieja does not sell any of the shares beneficially held by him in this offering. Steve Sowieja is also listed as a selling shareholder in this prospectus and in the event he sells shares, his percentage of ownership would be decreased.
_____________________

                              SELLING STOCKHOLDERS

1,118,500 shares of common stock offered under this prospectus may be sold by the holders. We will not receive any of the proceeds from sales of shares offered under this prospectus by stockholders.

All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any attributable to the sale of shares by selling stockholders will be borne by the stockholders.

The selling stockholders are offering a total of 1,118,500 shares of our stock common stock. The selling stockholders are not affiliated with broker-dealers. The following table sets forth:

       a.     the name of each person who is a selling stockholder;

       b. the number of securities owned by each such person at the time of this offering; and

       c. the number of shares of common stock such person will own after the completion of this offering.

The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus, including the 4,000,000 shares being offered for sale in this offering by The Children's Internet.

                                    NO. OF
                                    SHARES       SHARES OWNED PRIOR        SHARES OWNED AFTER
   SELLING STOCKHOLDER             OFFERED        TO THE OFFERING             THE OFFERING
   -------------------             --------    -----------------------    --------------------
                                                 NUMBER     PERCENTAGE    NUMBER    PERCENTAGE
                                               ---------    ----------    ------    ----------
   Steve Sowieja                    110,000      110,000         4.81%         0            0%
   Cities Electric[1]               100,000      100,000         4.37%         0            0%
   Reza Mizban                       71,934       71,934         3.14%         0            0%
   Ronald Jones                      70,221       70,221         3.07%         0            0%
   Larry Wheeler                     68,542       68,542         3.00%         0            0%
   Farzin Cigarchi                   68,508       68,508         2.99%         0            0%
   Phoenix Fund Partners, LP[2]      60,000       60,000         2.62%         0            0%
   Leona Holdings, LLC[3]            58,335       58,335         2.55%         0            0%

   Five Star Financial[4]            50,000       50,000         2.19%         0            0%
   Onyx Holdings[5]                  50,000       50,000         2.19%         0            0%
   Alan G. Schill                    32,160       32,160         1.41%         0            0%
   Fouad Batah                       23,000       23,000         1.01%         0            0%
   Norman Shumate                    20,000       20,000         *             0            0%
   William Gonte                     20,000       20,000         *             0            0%
   Jeffrey Parker                    15,000       15,000         *             0            0%
   Marc Williams                     15,000       15,000         *             0            0%
   Richard Kwiecinski                15,000       15,000         *             0            0%
   J. Scott Phillips                 12,500       12,500         *             0            0%
   Jet 1 Profit Sharing[6]           12,500       12,500         *             0            0%
   Charnie Stein                     10,000       10,000         *             0            0%
   J.H. & Eva Leta Colbert           10,000       10,000         *             0            0%
   Joan O'Brien                      10,000       10,000         *             0            0%
   Mark Peltier                      10,000       10,000         *             0            0%
   Paul Michael Perez                10,000       10,000         *             0            0%
   Timothy M. Nash                   10,000       10,000         *             0            0%
   Jill Morton                        8,000        8,000         *             0            0%
   Robert Hannabery                   6,500        6,500         *             0            0%
   Fred & Ardith Frederickson         6,000        6,000         *             0            0%
   Margaret Altman                    6,000        6,000         *             0            0%
   A Nose for Sound[7]                5,000        5,000         *             0            0%
   Aldo Cataldo                       5,000        5,000         *             0            0%
   Bonnie Elzinga                     5,000        5,000         *             0            0%
   Burt Duer                          5,000        5,000         *             0            0%
   Diane Lupo                         5,000        5,000         *             0            0%
   Edward & Sarah Kochevar            5,000        5,000         *             0            0%
   Gina Gubbins-Mather                5,000        5,000         *             0            0%
   Gregory & Susan Schwem             5,000        5,000         *             0            0%
   James & Juanita Allen              5,000        5,000         *             0            0%
   John E. and Margaret L. DeBates    5,000        5,000         *             0            0%
   Judtih Geyer                       5,000        5,000         *             0            0%
   Lloyd & Wilma Jensen               5,000        5,000         *             0            0%
   Luis Eduardo Ortiz                 5,000        5,000         *             0            0%
   Merrill & Ruth Schmieding          5,000        5,000         *             0            0%
   Michael L. Eastop                  5,000        5,000         *             0            0%
   Raymond A Schmitz, Jr.             5,000        5,000         *             0            0%
   Raymond A Schmitz,, III            5,000        5,000         *             0            0%
   Ronald Lee                         5,000        5,000         *             0            0%

   William Scotts                     5,000        5,000         *             0            0%
   Phil W. and Joan F. Ensor          4,500        4,500         *             0            0%
   Attilio Caliendo                   4,000        4,000         *             0            0%
   Ellen S. Frank                     4,000        4,000         *             0            0%
   Valeria Howard                     4,000        4,000         *             0            0%
   Milena Arantes                     3,500        3,500         *             0            0%
   Dharmendra I. Patel                3,000        3,000         *             0            0%
   Ed Hidrogo                         2,750        2,750         *             0            0%
   Bernice Fay Tugman                 2,500        2,500         *             0            0%
   Francesca Caliendo                 2,500        2,500         *             0            0%
   Gary & Merial Henson               2,500        2,500         *             0            0%
   Joseph Ceglio                      2,500        2,500         *             0            0%
   Michael Cutro                      2,500        2,500         *             0            0%
   Ronald Summers                     2,500        2,500         *             0            0%
   Thomas P. Ksiezopolski             2,500        2,500         *             0            0%
   Todd Denenberg                     2,500        2,500         *             0            0%
   Paul G. and Kathie L. Haertling    2,000        2,000         *             0            0%
   Rafael Caliendo                    2,000        2,000         *             0            0%
   Robert Skaggs                      1,300        1,300         *             0            0%
   Edward P. and Patricia E.          1,250        1,250         *             0            0%
   Morrissey
   Robert and Elizabeth Graham        1,250        1,250         *             0            0%
   A. Q. Joffe                        1,000        1,000         *             0            0%
   Dan Sidenberg                      1,000        1,000         *             0            0%
   Donald & Tamra Miller              1,000        1,000         *             0            0%
   Kevin Hannabery                    1,000        1,000         *             0            0%
   Kimberly A. Petilli                1,000        1,000         *             0            0%
   Linda J. Morra                     1,000        1,000         *             0            0%
   Lori Geller Warshaw                1,000        1,000         *             0            0%
   Michael Perlmutter                 1,000        1,000         *             0            0%
   Russell Summers                    1,000        1,000         *             0            0%
   Marc Launey                          750          750         *             0            0%
   J. Tim Gonzales                      500          500         *             0            0%
   Melissa W. Wilson                    500          500         *             0            0%


* Less than 1%.


1. The principal of Cities Electric is Steve Sowieja.

2. The principals of Phoenix Fund Partners, LP are John Czeck, Beth Turk and Mary Butler

3. The principal of Leona Holdings, LLC is Jayne Carper.

4. The principal of Five Star Financial is Peter Perez.

5. The principal of Onyx Holdings is Cort Poyner.

6. The principal of Jet 1 Profit Sharing is J. Scott Phillips.

7. The principal of A Nose for Sound is Bruce Gerstein.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our President, Chief Executive Officer, and one of our Directors, Sholeh Hamedani, is the sole shareholder of our parent company, Shadrack Films, Inc. Ms. Hamedani was also President of Two Dog Net, Inc., the owner of The Children's Internet(R) technology until August 1, 2002. Ms. Hamedani also owns approximately 10% of the total outstanding shares of Common Stock of Two Dog Net, Inc.

Ms Hamedani's father, Nasser Hamedani, is the current President, Chairman and majority shareholder of Two Dog Net, Inc.

On June 28, 2002, we entered into a Consulting Agreement with Alan Schram. This agreement provided for Alan Schram to provide consulting services to us. In return for his services, the agreement entitled Alan Schram to receive 25,000 shares of our common stock at the completion of the agreement's four month term. We are currently in negotiations with Mr. Schram to settle our obligations under the terms of this agreement. As of the date hereof, these shares have not been issued. Alan Schram is our former President, Secretary, Chief Financial Officer and Director.

On July 3, 2002, we entered into an agreement with Shadrack Films, Inc. Pursuant to the agreement, we sold 1,166,755 newly issued shares of our common stock to Shadrack Films, Inc. in exchange for an aggregate purchase price of $150,000. Sholeh Hamedani is the sole shareholder of Shadrack Films, Inc.

On September 10, 2002, we entered into a License Agreement with Two Dog Net, Inc. to license The Children's Internet(R) technology and intellectual property. We paid $15,500 in cash to Two Dog Net in consideration for the License Agreement. This agreement was subsequently cancelled and on March 3, 2003, we entered into a new Wholesale Sales & Marketing Agreement with Two Dog Net. Under the terms of this agreement, we will pay Two Dog Net$3.00 per month for each user accessing The Children's Internet(R) service.

The Agreement also provides that we will pay Two Dog Net $3.79 per month for each user accessing Internet dial-up service, but we have no plans to offer dial-up service.

In a Stock Purchase Agreement dated October 11, 2002 and in reliance on an exemption from registration pursuant to Section 4(1) of the Securities Act of 1933,our original shareholders sold 1,118,500 of their shares of our common stock to various purchasers, two of who are related to our management, Nasser Hamedani, Sholeh Hamedani's father, and Soraiya Hamedani, Sholeh Hamedani's sister. Some of these purchasers were introduced to the original shareholders by Sholeh Hamedani, our President, Chief Financial Officer, and a Director. Some of these purchasers resold their shares to unrelated third parties, relying on an exemption from registration pursuant to Section 4(1) of the Securities Act of 1933. A portion of the proceeds received from the stock sale by the purchasers was in turn loaned to Shadrack Films, Inc., our parent company. Shadrack Films used these funds to finance our initial operations thus far. These amounts are reflected on the financial statements as "Due to Parent Company." The original shareholders received their shares from us in reliance on the exemption from registration pursuant to Section 4(2) of the Securities Act of 1933.

One of our shareholders, Tim Nash was an independent authorized distributor of The Children's

Internet(R) and promoted our product on his web site, WWW.KIDSSAFENET.COM. Mr. Nash is no longer an independent authorized distributor for us since July 15, 2003 and he has since taken down his web site. Mr. Nash owns 10,000 shares of our common stock.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 and 10,000,000 shares of preferred stock, par value $.001, of which respectively 2,287,755 and zero are issued and outstanding as of December 31, 2002. We have approximately 90 holders of our common stock prior to this offering. There are no outstanding options or warrants to purchase, or securities convertible into our common shares.

COMMON STOCK

Each holder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available for that purpose. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock. Holders of shares of our common stock do not have any cumulative voting rights.

PREFERRED STOCK

Our Board of Directors has the authority, without action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to designate the rights, preferences and privileges of each series, any or all of which may be greater than the rights of the common stock. The effect of the issuance of any shares of preferred stock upon the rights of holders of the common stock might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, impairing the liquidation rights of the common stock and delaying or preventing a change in our control without further action by the stockholders. As of the date hereof, no shares of preferred stock are issued and outstanding. The preferred stock does not have any cumulative voting rights.

TRANSFER AGENT AND REGISTRAR

The Transfer Agent and Registrar for our shares of common stock is Transfer Online, 227 SW Pine Street, Suite 300, Portland, Oregon 97204.

MARKET FOR COMMON EQUITY

Immediately prior to this offering, there was no public market for our common stock. We intend to attempt to have our shares of common stock quoted on the Over the Counter Bulletin Board (OTCBB). However, there is no assurance that we will find a broker willing to file the Form 211 necessary for our shares to be considered for quotation on the OTCBB or that our shares will qualify to be listed on the OTCBB if a Form 211 is filed.

All of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act. If shares are purchased by our "affiliates" as that term is defined in Rule 144 under the Securities Act, their sales of shares would be subject to the limitations and restrictions that are described below.

All of the remaining shares of common stock outstanding were issued and sold by us in reliance on an exemption from the registration requirements of the Securities Act and will become eligible for sale in the public market pursuant to Rule 144 as described below.

                                 Approximate Shares Eligible
       Relevant Dates                  for Future Sale                    Comment
       --------------            ---------------------------              -------
On the date of this prospectus        5,118,500               Freely  tradable  shares  sold
                                                              in this  offering if maximum
                                                              offering is sold

Pursuant  to  Rule  144  upon         2,287,755               Shares salable under Rule 144
expiration  of  the applicable                                or Rule 144(k)
holding period

RULE 144

In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

    - 1% of the number of shares of common stock then outstanding, which will equal approximately 60,800 shares immediately after this offering; or

    - the average weekly trading volume of the common stock on the Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also subject to other requirements regarding the manner of sale, notice filing, and the availability of current public information about us.

RULE 144(K)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

                              PLAN OF DISTRIBUTION

DIRECT PUBLIC OFFERING

We are offering for sale a maximum of 4,000,000 shares of our common stock in a self-underwritten offering directly to the public at the price of $2.00 per share. This offering will terminate 12 months after this registration statement is declared effective by the Securities and Exchange Commission, provided we may extend the offering for up to one year following the twelve-month offering period. We have not conducted any discussions or negotiations for the sale of all or any portion of those 4,000,000 shares of our common stock. There is no minimum number of shares that must be purchased by each prospective purchaser.

We anticipate that Sholeh Hamedani, our President, Chief Executive Officer, Chief Financial Officer, and Director, will participate in the offer and sale of our common stock, and rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Although Ms. Hamedani is an associated person to us as that term is defined in Rule 3a4-l under the Exchange Act, she is deemed not to be a broker for the following reasons:

    - Ms. Hamedani is not subject to a statutory disqualification as that term is defined in Section (a)(39) of the Exchange Act at the time of her participation in the sale of our securities.

    - Ms. Hamedani will not be compensated for her participation in the sale of our securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities.

    - Ms. Hamedani is not an associated person of a broker or dealer at the time of participation in the sale of our securities.

    - Ms. Hamedani is not associated with a broker or dealer and does not have an arrangement with a broker or dealer to effect transactions in securities.

    - Ms. Hamedani does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Section 3a4-1 of the Securities Exchange Act of 1934, except that for securities issued pursuant to Rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Ms. Hamedani will restrict her participation to the following activities:

    - Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by the President of a potential purchaser;

    - Responding to inquiries of potential purchasers in communications initiated by the potential purchasers, provided, however, that the content of responses are limited to information contained in this registration statement and any amendments filed hereto filed under the Securities Act or other offering document; and

    - Performing ministerial and clerical work involved in effecting any transaction.

We have not retained a broker or dealer for the sale of securities being offered. In the event we retain a broker or dealer who may be deemed an underwriter, we will file an amendment to the registration statement.

Our officers and directors are entitled to purchase offered shares. However, none of our officers or directors has indicated that they will purchase any of the offered shares and, therefore, we do not believe that any of our officers or directors will purchase any of the offered shares. If any of our officers or directors decides to purchase offered shares, we do not intend to loan such officer or director the funds necessary to purchase offered shares.

The shares of common stock we are offering have not been registered for sale under the securities laws of any state as of the date of this prospectus. We intend to register or qualify the offered shares in California.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the beginning of such distribution.

SELLING STOCKHOLDERS

The selling stockholders will sell their shares from time to time in negotiated transactions at a price of $2.00 per share, provided that in the event that our shares become quoted on the OTC Bulletin Board, selling stockholders may sell their shares at then-prevailing prices or in privately negotiated transactions. Such transactions may or may not involve NASD licensed broker-dealers. There is no minimum investment amount.

The selling stockholders may effect such transactions by selling common stock directly to purchasers or to or through broker-dealers, which may act as agents. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders. They may also receive compensation from the purchasers of common shares for whom such broker-dealers may act as agents. Such compensation as to a particular broker-dealer might be in excess of customary commissions.

Each selling stockholder and any broker-dealer that acts in connection with the sale of shares of common stock may be deemed to be, an "underwriter" within the meaning of Section 2(11) of the Securities Act of 1933.

The shares are being offered as part of a continuous offering under Rule 415 of Regulation C under the Securities Act of 1933. Our management expects that the shares will be sold within one year of the commencement of the offering and expects to update this Prospectus for any material changes as needed.

We have notified the selling stockholders of the prospectus delivery requirements for sales made pursuant to this prospectus and that, if there are material changes to the stated plan of distribution, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

Selling stockholders also may resell all or a portion of the common shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of such rule.

APPLICABILITY OF "PENNY STOCK RULES"

We anticipate that, if our common stock is accepted for quotation on the Bulletin Board system, it will trade at less than $5.00 per share for an indeterminate amount of time. Therefore, the SEC "penny stock" rules will govern the trading in our common stock. These rules require, among other things, that any broker engaging in a transaction in our securities provide its customers with the following:

    -  a risk disclosure document,
    -  disclosure of market quotations, if any,
    - disclosure of the compensation of the broker and its salespersons in the transaction, and
    - monthly account statements showing the market values of our securities held in the customer's accounts.

The broker must provide the bid and offer quotations and compensation information before effecting the transaction. This information must be contained on the customer's confirmation. Generally, brokers subject to the "penny stock" rules when effecting transactions in our securities may be less willing to do so. This may make it more difficult for investors to dispose of our common stock. In addition, the broker prepares the information provided to the broker's customer. Because we do not prepare the information, we cannot assure you that such information is accurate, complete or current.

INDEMNIFICATION

Our certificate of incorporation and by-laws provide that our officers and directors will not be personally liable to us or our stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Nevada Revised Statutes, however, this provision does not eliminate or limit the liability of a director (i) for breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions,
(iv) for any improper benefit or (v) for breaches of a director's responsibilities under the federal securities laws.

Our certificate of incorporation also provides for indemnification to the fullest extent provided by the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

LEGAL MATTERS


The validity of the common stock offered by this prospectus was passed upon for us by Oswald & Yap, a professional corporation, Irvine, California.


EXPERTS

The financial statements of The Children's Internet, Inc. included in this prospectus to the extent and for the periods indicated in their report, have been audited by Stonefield Josephson, Inc., Santa Monica, California, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until 90 days after the commencement of the offering, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

WHERE YOU CAN FIND MORE INFORMATION

We are presently subject to the reporting requirements of the Securities Exchange Act of 1934 and file quarterly and annual reports and other documents with the Securities and Exchange Commission. We will annually send an annual report to shareholders included audited financial statements. We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to our common stock and us, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits that were filed with the registration statement may be inspected without charge at the public reference facilities maintained by the Securities and Exchange Commission in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Commission at 1(800) SEC-0330. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the site is http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----

Unaudited Condensed Balance Sheet - September 30, 2003 .................     1

Unaudited Condensed Statements of Operations - For
 the Nine Months Ended September 30, 2003, and 2002 and for
 the period September 25, 1996 (Inception) to September 30, 2003 .......     2

Unaudited Condensed Statements of Stockholder's
 Deficit -September 30, 2003 ...........................................     3

Unaudited Condensed Statements of Cash Flows - For
 the Nine Months Ended September 30, 2003, and 2002 and for the
 period September 25, 1996 (Inception) to September 30, 2003 ...........     4

Notes to Unaudited Condensed Financial Statements - September 30, 2003 .   5-7

Report of Independent Auditors .........................................     8
Balance Sheet -- December 31, 2002 .....................................     9

Statements of Operations -- December 31, 2002 and 2001 .................    10

Statements of Stockholders' Deficit -- December 31, 2002 ...............    11

Statements of Cash Flows -- December 31, 2002 and 2001 .................    12

Notes to Financial Statements -- December 31, 2002 ..................... 13-17

                          THE CHILDREN'S INTERNET, INC.
                          (A Development Stage Company)
                        UNAUDITED CONDENSED BALANCE SHEET

                                                                 September 30,
                                                                     2003
                    ASSETS
TOTAL ASSETS                                                     $           -
                                                                 =============
         LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable and accrued expenses                                   87,557
Due to parent company                                                  176,678
                                                                 -------------
      Total current liabilities                                        264,235
                                                                 -------------
STOCKHOLDERS' DEFICIT
  Preferred stock, $0.001 par value; 10,000,000 shares
       authorized; zero shares issued and outstanding.                       -
  Common stock, $0.001 par value; 75,000,000 shares
       authorized; 2,287,755 shares issued and outstanding               2,288
  Additional paid-in capital                                           508,317
  Deficit accumulated during the development stage                    (774,840)
                                                                 -------------
TOTAL STOCKHOLDERS' DEFICIT                                           (264,235)
                                                                 -------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                      $           -
                                                                 =============

The accompanying notes are an integral part of the financial statements.

                          THE CHILDREN'S INTERNET, INC.
                          (A Development Stage Company)
                  UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

                                                                                                               For The Period
                                                                                                                September 25,
                                                    For The Three Months Ended     For The Nine Months Ended        1996
                                                             September                     September           (Inception) to
                                                   ---------------------------   ---------------------------    September 30,
                                                       2003            2002          2003           2002            2003
                                                   ------------   ------------   ------------   ------------   ---------------
REVENUE                                            $          -   $          -   $          -   $          -   $             -
General selling and administrative expenses             137,814        247,776        373,846        262,728           774,840
                                                   ------------   ------------   ------------   ------------   ---------------
Operating loss before provision for income taxes       (137,814)      (247,776)      (373,846)      (262,728)         (774,840)
Provision for income taxes                                    -              -              -              -                 -
                                                   ------------   ------------   ------------   ------------   ---------------
NET LOSS                                           $   (137,814)  $   (247,776)  $   (373,846)  $   (262,728)  $      (774,840)
                                                   ============   ============   ============   ============   ===============
Net loss per common share
   - basic and diluted                             $      (0.06)  $      (0.11)  $      (0.16)  $      (0.18)  $         (0.58)
                                                   ============   ============   ============   ============   ===============
Weighted average number of common
   shares outstanding
   - basic and diluted                                2,287,755      2,249,709      2,287,755      1,501,371         1,334,056
                                                   ============   ============   ============   ============   ===============

The accompanying notes are an integral part of the financial statements.

                          THE CHILDREN'S INTERNET, INC.
                          (A Development Stage Company)
             UNAUDITED CONDENSED STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                                                  Deficit
                                                                                                Accumulated
                                                                                  Additional    During the
                                                                                   Paid-In      Development     Stockholders'
                                                             Common Stock          Capital         Stage          Deficit
                                                         ---------------------    ----------    ------------    -------------
                                                           Shares      Amount
                                                         ---------   ---------
Balance, September 25, 1996                                      -   $       -    $        -               -    $           -
Issuance of common stock
for cash on September 24, 1996
at $0.005 per share                                      1,121,000       1,121         4,484               -            5,605
Net Loss                                                         -           -             -          (5,605)          (5,605)
                                                         ---------   ---------    ----------    ------------    -------------
Balance, December 31, 1996                               1,121,000       1,121         4,484          (5,605)               -
Net Loss                                                         -           -             -               -                -
                                                         ---------   ---------    ----------    ------------    -------------
Balance, December 31, 1997                               1,121,000       1,121         4,484          (5,605)               -
Net Loss                                                         -           -             -               -                -
                                                         ---------   ---------    ----------    ------------    -------------
Balance, December 31, 1998                               1,121,000       1,121         4,484          (5,605)               -
Net Loss                                                         -           -             -               -                -
                                                         ---------   ---------    ----------    ------------    -------------
Balance, December 31, 1999                               1,121,000       1,121         4,484          (5,605)               -
Net Loss                                                         -           -             -          (3,000)          (3,000)
Expenses paid by former officer on behalf of company             -           -         3,000               -            3,000
                                                         ---------   ---------    ----------    ------------    -------------
Balance, December 31, 2000                               1,121,000       1,121         7,484          (8,605)               -
Net Loss                                                         -           -             -               -                -
                                                         ---------   ---------    ----------    ------------    -------------
Balance, December 31, 2001                               1,121,000       1,121         7,484          (8,605)               -
Issuance of common stock
for cash on July 3, 2002
at $0.1286 per share                                     1,166,755       1,167       148,833               -          150,000
Expenses paid by former officer on behalf of company             -           -         2,000               -            2,000
Services performed as capital contribution                       -           -       125,000               -          125,000
Net Loss                                                         -           -             -        (392,389)        (392,389)
                                                         ---------   ---------    ----------    ------------    -------------
Balance, December 31, 2002                               2,287,755       2,288       283,317        (400,994)        (115,389)
Services performed as capital contribution (unaudited)           -           -       225,000               -          225,000
Net Loss (unaudited)                                             -           -             -        (373,846)        (373,846)
                                                         ---------   ---------    ----------    ------------    -------------
Balance, September 30, 2003 (unaudited)                  2,287,755       2,288       508,317        (774,840)        (264,235)
                                                         =========   =========    ==========    ============    =============

The accompanying notes are an integral part of the financial statements.

                          THE CHILDREN'S INTERNET, INC.
                          (A Development Stage Company)
                  UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

                                                                                       For the Period
                                                                                       September 25,
                                                                                           1996
                                                               For The Nine Months     (inception) to
                                                               Ended September 30,      September 30,
                                                             ------------------------  ---------------
                                                                2003          2002          2003
                                                             ----------    ----------  ---------------
CASH FLOWS USED IN OPERATING ACTIVITIES:
Net Loss                                                     $ (373,846)   $ (262,728)   $    (774,840)
Adjustments to reconcile net loss to net cash
    used in operating activities:
    Services performed as capital contribution                  225,000             -          350,000
    Expense paid by former officer on behalf of company               -             -            5,000
    Increase (decrease) in liabilities
        Accounts payable and accrued expenses                    24,922        82,896           87,557
        Due to parent company                                   123,924        27,832          176,678
                                                             ----------    ----------  ---------------
Net cash used in operating activities                                 -      (152,000)        (155,605)
                                                             ----------    ----------  ---------------
CASH PROVIDED BY FINANCING ACTIVITIES:
   Contribution by officer                                                      2,000
   Issuance of common stock                                           -       150,000          155,605
                                                             ----------    ----------  ---------------
Net cash provided by financing activities                             -       152,000          155,605
                                                             ----------    ----------  ---------------
Net change in cash and cash equivalents                               -             -                -
Cash and cash equivalents - beginning of period                       -             -                -
                                                             ----------    ----------  ---------------
Cash and cash equivalents - end of period                    $        -    $        -  $             -
                                                             ==========    ==========  ===============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year - Interest paid                 $        -    $        -  $             -
                                                             ==========    ==========  ===============
       Income taxes paid                                     $        -    $        -  $             -
                                                             ==========    ==========  ===============

The accompanying notes are an integral part of the financial statements.

                          THE CHILDREN'S INTERNET, INC.
                          (A Development Stage Company)
               NOTES TO CONDENSED FINANCIAL STATEMENTS (Unaudited)
                               September 30, 2003

NOTE 1 -  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

The Children's Internet, Inc. ("Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the State of Nevada on September 25, 1996.

On July 3, 2002, Shadrack Films, Inc. purchased 1,166,755 newly issued shares of the Company's common stock for $150,000, thereby obtaining a majority ownership interest and becoming the Company's parent company (the "Parent Company"). Total issued and outstanding shares were increased to 2,287,755 as a result of this sale.

BASIS OF PRESENTATION

These financial statements have been prepared by the Company without audit. In the opinion of management, the condensed financial statements contain all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of The Children's Internet, Inc. as of September 30, 2003, the results of its operations, changes in equity and cash flows for the three and nine months ended September 30, 2003 and 2002 and for the period from inception to September 30, 2003. The results of operations for the three and nine months ended September 30, 2003 are not necessarily indicative of the results to be expected for the entire fiscal year ending December 31, 2003.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's annual report on Form 10 - KSB for the year ended December 31, 2002.

These financial statements have been prepared on the going concern basis. At present, although the Company has signed contracts establishing revenue sources, the Company has no established sources of revenue. This factor raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital or established revenue sources, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amount, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. It is management's objective to seek additional capital.

RECENT ACCOUNTING PRONOUNCEMENTS

During April 2003, the FASB issued SFAS 149 - "Amendment of Statement 133 on Derivative Instruments and Hedging Activities", effective for contracts entered into or modified after June 30, 2003, except as stated below and for hedging relationships designated after June 30, 2003. In addition, except as stated below, all provisions of this Statement should be applied prospectively. The provisions of this Statement that relate to Statement 133 Implementation Issues that have been effective for fiscal quarters that began prior to June 15, 2003, should continue to be applied in accordance with their respective effective dates. In addition, paragraphs 7(a) and 23(a), which relate to forward purchases or sales of when-issued securities or other securities that do not yet exist, should be applied to both existing contracts and new contracts entered into after June 30, 2003. The Company does not participate in such transactions, however, is evaluating the effect of this new pronouncement, if any, and will adopt FASB 149 within the prescribed time.

During May 2003, the FASB issued SFAS 150 - "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity", effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. This Statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a freestanding financial instrument that is within its scope as a liability (or an asset in some circumstances). Many of those instruments were previously classified as equity. Some of the provisions of this Statement are consistent with the current definition of liabilities in FASB Concepts Statement No. 6, Elements of Financial Statements. The Company is evaluating the effect of this new pronouncement and will adopt FASB 150 within the prescribed time.

During October 2003, the FASB issued Staff Position No. FIN 46 deferring the effective date for applying the provisions of FIN 46 until the end of the first interim or annual period ending after December 31, 2003 if the variable interest was created prior to February 1, 2003 and the public entity has not issued financial statements reporting that variable interest entity in accordance with FIN 46. The FASB also indicated it would be issuing a modification to FIN 46 prior to the end of 2003. Accordingly, the Company has deferred the adoption of FIN 46 with respect to VIEs created prior to February 1, 2003. Management is currently assessing the impact, if any, FIN 46 may have on the Company; however, management does not believe there will be any material impact on its consolidated financial statements, results of operations or liquidity resulting from the adoption of this interpretation.

NOTE 2 - RESTATEMENT

The financial statements for the period ending September 30, 2002 were restated to reflect the replacement of the license and technology agreement with Two Dog Net, Inc. with a wholesales sale and marketing agreement. The financial statements for the three and nine months ended September 30, 2002 have been restated to properly reflect the replacement agreement. This restatement resulted in the following changes:

                                               Three months    Nine months
                                                   Ended          Ended
                                               ------------    -----------
                                                   September 30, 2002
                                               ---------------------------
   Net Loss, as previously reported            $   (300,894)   $  (315,846)
   Restatement                                       53,118         53,118
                                               ------------    -----------
   Net Loss, as restated                       $   (247,776)   $  (262,728)
                                               ============    ===========
   Net Loss per share, as previously reported  $      (0.13)   $     (0.21)
   Restatement                                         0.02           0.04
                                               ------------    -----------
   Net Loss per share, as restated             $      (0.11)   $     (0.17)
                                               ------------    -----------

NOTE 3 - SALES AND MARKETING AGREEMENT

On September 10, 2002, the Company entered into a renewable five year royalty and licensing agreement with Two Dog Net, Inc. ("TDN"). Under the terms of that license agreement with TDN, in addition to the monthly royalty payment due, the Company was required to pay an additional $2,000,000 no later than September 10, 2004. The Company capitalized this amount for the technology license and established an amortization period of three years, the expected useful life of the license. On November 5, 2002, the Company exchanged two million shares of its Series A Convertible Preferred Stock for the long term debt owed. The original agreement did not reflect the true intent of the parties and on March 3, 2003, the Company replaced the royalty and license agreement with wholesale sales & marketing agreement with the same effective date of September 10, 2002. The new agreement was for an exclusive and renewable five year wholesale sales and marketing agreement with Two Dog Net, Inc. ("TDN") to be the exclusive marketers of their proprietary and patent pending secured internet service for children pre-school to junior high called The Children's Internet(R) and an internet dial-up service. Under the terms of the agreement, the Company can continue the agreement for an additional five years on the same terms unless either party terminates by written notice to the other party no less than one year before the end of the term. Under the terms of the sales and marketing agreement with TDN, the Company will pay TDN a fee per month per subscriber for the services subscribed. The effect of the change was to remove long term debt and an intangible asset net of accumulated amortization from the balance sheet and to reduce the net loss for the three months ended September 30, 2002 by the amount of the amortization ($53,118) and to reduce stockholders' deficit at September 30, 2002 by a like amount. All financial statements for the period ended and ending September 30, 2002 were restated (Note 2.)

NOTE 4 - RELATED PARTY TRANSACTIONS

The Parent Company provides for the office space utilized and pays for the utilities. The Company has accrued a payable due to the Parent Company for reimbursement of such costs. The Company's President, Chief Executive Officer, Chief Financial Officer, and Director, Sholeh Hamedani and an outside financial consultant have provided services to the Company at a fair market value of $75,000 and $225,000 during the three and nine months ended September 30, 2003 respectively, and will not seek payment for the services provided.

The Company, Shadrack and TDN are related parties, in that, the Company's President, Chief Executive Officer, Chief Financial Officer, and Director, Sholeh Hamedani, is the sole shareholder of Shadrack which owns 51% of the Company's common stock. Ms. Hamedani was President of TDN until August 1, 2002. In addition, the current President, Chairman and Founder of TDN, Nasser Hamedani, is the father of the Company's President, Chief Executive Officer, Chief Financial Officer, and Director, Sholeh Hamedani.

On June 28, 2002, the Company entered into a Consulting Agreement with Alan Schram. This agreement provides for Alan Schram to provide consulting services to the Company. In return for his services, the agreement entitles Alan Schram to receive 25,000 shares of the Company's common stock at the completion of the agreement's four month term. The consulting services have been accrued in other expenses. The Company is currently in negotiations with Mr. Schram to settle its obligations under the terms of this agreement. As of the date hereof, these shares have not been issued. Alan Schram is the Company's former President, Secretary, Chief Financial Officer and Director.

NOTE 5 - SB-2 REGISTRATION STATEMENT

On February 6, 2003, the Company filed a Form SB-2 registration statement offering for sale of up to a maximum of 4,000,000 shares of the Company's common stock directly to the public. There is no underwriter involved in this offering. The shares are being offered without any underwriting discounts or commissions. The purchase price is $2.00 per share. If all of the shares offered by the Company are sold, the proceeds will be $8,000,000. The Company has received comments from the SEC on their filing and has responded to those comments and filed amendments to the registration statement in July and November, 2003.

NOTE 6 - COMMITMENT

On September 30, 2003, the Company signed a 13-month colocation to house the Company's search engine, servers and related equipment. As of September 30, 2003, future minimum rental payments required under this contract are $34,800.

INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS OF THE CHILDREN'S INTERNET, INC.:

We have audited the accompanying balance sheet of The Children's Internet, Inc. (formerly D.W.C. Installations) (A Development Stage Company) as of December 31, 2002 and the related statements of operations, stockholders' equity and cash flows for each of the two years in the period ended December 31, 2002 and for the period from September 25, 1996 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Children's Internet, Inc. as of December 31, 2002 and the results of its operations and its cash flows for each the two years in the period ended December 31, 2002 and for the period from September 25, 1996 (inception) to December 31, 2001 in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 of the accompanying financial statements, the Company has no established source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to this matter is also discussed in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Stonefield Josephson, Inc.
STONEFIELD JOSEPHSON, INC.
Certified Public Accountants
Santa Monica, California
March 11, 2003

                          THE CHILDREN'S INTERNET, INC.
                         (Formerly D.W.C. Installations)
                          (A Development Stage Company)
                                  BALANCE SHEET

                                                                  December 31,
                                                                     2002
                          ASSETS
TOTAL ASSETS                                                      $          -
                                                                  ============
         LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts Payable and Accrued Expenses                             $     62,635
Due to Parent Company                                                   52,754
                                                                  ------------
      Total Current Liabilities                                        115,389
                                                                  ------------
TOTAL LIABILITIES                                                      115,389
                                                                  ------------
STOCKHOLDERS' DEFICIT
   Preferred Stock, $0.001 par value; 10,000,000 shares
    authorized; zero shares issued and outstanding. Common stock,
    $0.001 par value; 75,000,000 shares authorized; 2,287,755
    shares issued and outstanding                                        2,288
   Additional paid-in capital                                          283,317
   Deficit accumulated during the development stage                   (400,994)
                                                                  ------------
TOTAL STOCKHOLDERS' DEFICIT                                           (115,389)
                                                                  ------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                       $          0
                                                                  ============

The accompanying notes are an integral part of the financial statements.

                          THE CHILDREN'S INTERNET, INC.
                         (Formerly D.W.C. Installations)
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                                         For The Period
                                                                                        September 25, 1996
                                                                                         (Inception) to
                                                        For The Year Ended December 31,    December 31,
                                                        -------------------------------   --------------
                                                            2002              2001             2002
                                                        -------------     -------------   --------------
REVENUE                                                 $           -     $           -   $            -
General selling and administrative expenses                   392,389                 -          400,994
                                                        -------------     -------------   --------------
Operating loss before provision for income taxes             (392,389)                -         (400,994)
Provision for income taxes                                          -                 -                -
                                                        -------------     -------------   --------------
NET LOSS                                                $    (392,389)    $           -   $     (400,994)
                                                        =============     =============   ==============
Net Loss per Common Share
   - basic and diluted                                  $       (0.19)    $           -   $        (0.31)
                                                        =============     =============   ==============
Weighted Average Number of Common
   Shares Outstanding
   - basic and diluted                                      2,067,267         1,121,000        1,277,460
                                                        =============     =============   ==============

The accompanying notes are an integral part of the financial statements.

                          THE CHILDREN'S INTERNET, INC.
                         (Formerly D.W.C. Installations)
                          (A Development Stage Company)
                       STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                                                         Deficit
                                                                                                       Accumulated
                                                                                                       During the
                                                                                        Additional     Development    Stockholders'
                                                              Common Stock           Paid-In Capital      Stage         Deficit
                                                       ----------------------------    ------------   ------------    ------------
                                                           Shares         Amount
                                                       ------------    ------------
Balance, September 25, 1996                                       -    $          -    $          -   $          -    $          -
Issuance of common stock
for cash on September 24, 1996
at $0.005 per share                                       1,121,000           1,121           4,484              -           5,605
Net Loss                                                          -               -               -         (5,605)         (5,605)
                                                       ------------    ------------    ------------   ------------    ------------
Balance, December 31, 1996                                1,121,000           1,121           4,484         (5,605)              -
Net Loss                                                          -               -               -              -               -
                                                       ------------    ------------    ------------   ------------    ------------
Balance, December 31, 1997                                1,121,000           1,121           4,484         (5,605)              -
Net Loss                                                          -               -               -              -               -
                                                       ------------    ------------    ------------   ------------    ------------
Balance, December 31, 1998                                1,121,000           1,121           4,484         (5,605)              -
Net Loss                                                          -               -               -              -               -
                                                       ------------    ------------    ------------   ------------    ------------
Balance, December 31, 1999                                1,121,000           1,121           4,484         (5,605)              -

Net Loss                                                          -               -               -         (3,000)         (3,000)
Expenses paid by former office on behalf of company               -               -           3,000              -           3,000
                                                       ------------    ------------    ------------   ------------    ------------
Balance, December 31, 2000                                1,121,000           1,121           7,484         (8,605)              -
Net Loss                                                          -               -               -              -               -
                                                       ------------    ------------    ------------   ------------    ------------
Balance, December 31, 2001                                1,121,000           1,121           7,484         (8,605)              -
Issuance of common stock
for cash on July 3, 2002
at $0.1286 per share                                      1,166,755           1,167         148,833              -         150,000
Expenses paid by former officer on behalf of company              -               -           2,000              -           2,000
Services performed as capital contribution                        -               -         125,000              -         125,000
Net Loss                                                          -               -               -       (392,389)       (392,389)
                                                       ------------    ------------    ------------   ------------    ------------
Balance, December 31, 2002                                2,287,755    $      2,288    $    283,317   $   (400,994)   $   (115,389)
                                                       ============    ============    ============   ============    ============

The accompanying notes are an integral part of the financial statements.

                          THE CHILDREN'S INTERNET, INC.
                         (Formerly D.W.C. Installations)
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                               For the Period
                                                                                             September 25, 1996
                                                                                               (inception) to
                                                             For The Year Ended December 31,    December 31,
                                                               ---------------------------     -------------
                                                                   2002             2001           2002
                                                               -------------      --------     -------------
CASH FLOWS USED IN OPERATING ACTIVITIES:
Net Loss                                                       $    (392,389)     $      -     $    (400,994)
Adjustments to reconcile net loss to net cash
    used in operating activities:
    Services performed as capital contribution                       125,000             -           125,000
    Expense paid by former officer on behalf of company                2,000             -             5,000
    Increase in liabilities
        Accounts payable and accrued expenses                         62,635             -            62,635
        Due to Related Party                                          52,754             -            52,754
                                                               -------------      --------     -------------
Net cash used in operating activities                               (150,000)            -          (155,605)
                                                               -------------      --------     -------------
CASH PROVIDED BY FINANCING ACTIVITIES:
   Issuance of common stock                                          150,000             -           155,605
                                                               -------------      --------     -------------
Net cash provided by financing activities                            150,000             -           155,605
                                                               -------------      --------     -------------
Net change in cash and cash equivalents                                    -             -                 -
Cash and cash equivalents - beginning of period                            -             -                 -
                                                               -------------      --------     -------------
Cash and cash equivalents - end of period                      $           -      $      -     $           -
                                                               =============      ========     =============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid during the year -
       Interest paid                                           $           -      $      -     $           -
                                                               =============      ========     =============
       Income taxes paid                                       $           -      $      -     $           -
                                                               =============      ========     =============

The accompanying notes are an integral part of the financial statements.

                          THE CHILDREN'S INTERNET, INC.
                         (Formerly D.W.C. INSTALLATIONS)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2002

NOTE 1 -  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

The Children's Internet, Inc. (formerly D.W.C. Installations ("Company") is currently a development stage company under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 7. The Company was incorporated under the laws of the State of Nevada on September 25, 1996.

On July 3, 2002, Shadrack Films, Inc. purchased 1,166,755 newly issued shares of our common stock for $150,000, thereby obtaining a majority ownership interest and becoming our parent company. Total issued and outstanding shares were increased to 2,287,755 as a result of this sale.

BASIS OF PRESENTATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. At present, although the Company has signed contracts establishing revenue sources, the Company has no established sources of revenue. This factor raises substantial doubt about the Company's ability to continue as a going concern. Without realization of additional capital or established revenue sources, it would be unlikely for the Company to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amount, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. It is management's objective to seek additional capital.

USE OF ESTIMATES

The preparation of financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

NOTE 1 -  DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

INCOME TAXES

Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

LOSS PER SHARE

SFAS No. 128, "Earnings (Loss) Per Share", requires the presentation of basic loss per share and diluted loss per share. The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. As of December 31, 2002, the Company has no anti-dilutive common shares outstanding.

COMPREHENSIVE INCOME

As of December 31, 2002, the Company has no items that represent comprehensive income and therefore, has not included a schedule of comprehensive income in the accompanying financial statements.

SEGMENT REPORTING

The Company adopted the provisions of SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS 131 requires public companies to report financial and descriptive information about their reportable operating segments. The Company identifies its operating segments based on how management internally evaluates separate financial information (if available), business activities and management responsibility. The Company believes it operates in a single business segment and adoption of this standard did not have a material impact on The Company's financial statements. Through December 31, 2002 there have been no foreign operations.

NEW ACCOUNTING PRONOUNCEMENTS

In July 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangibles." SFAS No. 142 addresses the initial recognition, measurement and amortization of intangible assets acquired individually or with a group of other assets (but not those acquired in a business combination) and addresses the amortization provisions for excess cost over fair value of net assets acquired or intangibles acquired in a business combination. The statement is effective for fiscal years beginning after December 15, 2001, and is effective July 1, 2001 for any intangibles acquired in a business combination initiated after June 30, 2001. The Company does not expect the recently issued SFAS No. 142, "Goodwill and Other Intangibles" to currently have a material impact on the Company's financial position or results of operations since the Company has no goodwill or other intangible assets.

In October 2001, the FASB recently issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which requires companies to record the fair value of a liability for asset retirement obligations in the period in which they are incurred. The statement applies to a company's legal obligations associated with the retirement of a tangible long-lived asset that results from the acquisition, construction, and development or through the normal operation of a long-lived asset. When a liability is initially recorded, the company would capitalize the cost, thereby increasing the carrying amount of the related asset. The capitalized asset retirement cost is depreciated over the life of the respective asset while the liability is accreted to its present value. Upon settlement of the liability, the obligation is settled at its recorded amount or the company incurs a gain or loss. The statement is effective for fiscal years beginning after June 30, 2002. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations since the Company has not participated in such activities covered under this pronouncement.

In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Statement 144 addresses the accounting and reporting for the impairment or disposal of long-lived assets. The statement provides a single accounting model for long-lived assets to be disposed of. New criteria must be met to classify the asset as an asset held-for-sale. This statement also focuses on reporting the effects of a disposal of a segment of a business. This statement is effective for fiscal years beginning after December 15, 2001. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In April 2002, the FASB issued Statement No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This Statement rescinds FASB Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt", and an amendment of that Statement, FASB Statement No. 64, "Extinguishments of Debt Made to Satisfy Sinking-Fund Requirements" and FASB Statement No. 44, "Accounting for Intangible Assets of Motor Carriers". This Statement amends FASB Statement No. 13, "Accounting for Leases", to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In June 2002, the FASB issued Statement No. 146, "Accounting for Costs Associated with Exit or Disposal Activities." This Statement addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The provisions of this Statement are effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

In October 2002, the FASB issued Statement No. 147, "Acquisitions of Certain Financial Institutions-an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9", which removes acquisitions of financial institutions from the scope of both Statement 72 and Interpretation 9 and requires that those transactions be accounted for in accordance with Statements No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets. In addition, this Statement amends SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, to include in its scope long-term customer-relationship intangible assets of financial institutions such as depositor- and borrower-relationship intangible assets and credit cardholder intangible assets. The requirements relating to acquisitions of financial institutions is effective for acquisitions for which the date of acquisition is on or after October 1, 2002. The provisions related to accounting for the impairment or disposal of certain long-term customer-relationship intangible assets are effective on October 1, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company has not engaged in either of these activities.

In December 2002, the FASB issued Statement No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure", which amends FASB Statement No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of Statement 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The transition guidance and annual disclosure provisions of Statement 148 are effective for fiscal years ending after December 15, 2002, with earlier application permitted in certain circumstances. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. The adoption of this Statement did not have a material impact to the Company's financial position or results of operations as the Company does not have any stock-based compensation.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities." Interpretation 46 changes the criteria by which one company includes another entity in its consolidated financial statements. Previously, the criteria were based on control through voting interest. Interpretation 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. A company that consolidates a variable interest entity is called the primary beneficiary of that entity. The consolidation requirements of Interpretation 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The Company does not expect the adoption to have a material impact to the Company's financial position or results of operations.

NOTE 2 - RESTATEMENT

The financial statements for the period ending September 30, 2002 were restated to reflect the replacement of the license and technology agreement with Two Dog Net, Inc. with a wholesales sale and marketing agreement. On September 10, 2002, the Company entered into a renewable five year royalty and licensing agreement with Two Dog Net, Inc. ("TDN"). Under the terms of that license agreement with TDN, in addition to the monthly royalty payment due, the Company was required to pay an additional $2,000,000 no later than September 10, 2004. The Company capitalized this amount for the technology license and established an amortization period of three years, the expected useful life of the license. On November 5, 2002, the Company exchanged two million shares of its Series A Convertible Preferred Stock for the long term debt owed. The original agreement did not reflect the true intent of the parties and on March 3, 2003, the Company replaced the royalty and license agreement with a wholesale sales & marketing agreement with the same effective date of September 10, 2002 (see Note 3). The effect of the change was to remove long term debt and an intangible asset net of accumulated amortization from the balance sheet and to reduce the net loss for the three months ended September 30, 2002 ($53,118) and to reduce stockholders' deficit at September 30, 2002 by a like amount. The financial statements for the three and nine months ended September 30, 2002 have been restated to properly reflect the replacement agreement. This restatement resulted in the following changes:

                                                Three months     Nine months
                                                   Ended            Ended
                                                ------------     -----------
                                                     September 30, 2002
                                                ----------------------------
  Net Loss, as previously reported              $   (300,894)    $  (315,846)
  Restatement                                         53,118          53,118
                                                ------------     -----------
  Net Loss, as restated                         $   (247,776)    $  (262,728)
                                                ============     ===========
  Net Loss per share, as previously reported    $      (0.13)    $     (0.21)
  Restatement                                           0.02            0.04
                                                ------------     -----------
  Net Loss per share, as restated               $      (0.11)    $     (0.17)
                                                ------------     -----------

NOTE 3 - SALES AND MARKETING AGREEMENT

The agreement is for an exclusive and renewable five year wholesale sales and marketing agreement with Two Dog Net, Inc. ("TDN") to be the exclusive marketers of their proprietary and patent pending secured internet service for children pre-school to junior high called The Children's Internet(R) and an internet dial-up service. Under the terms of the agreement, the Company can continue the agreement for an additional five years on the same terms unless either party terminates by written notice to the other party no less than one year before the end of the term. Under the terms of the sales and marketing agreement with TDN, the Company will pay TDN a fee per month per subscriber for the services subscribed.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. The Parent Company provides for the office space utilized and pays for the utilities. The Company has accrued a payable due to the parent company for reimbursement of such costs.

The Company's President, Chief Executive Officer and Director, Sholeh Hamedani and an outside financial consultant have provided services to the Company at a fair market value of $125,000, and will not seek payment for the services provided.

The Company, Shadrack and TDN are related parties in that the Company's President, Chief Executive Officer, and Director, Sholeh Hamedani, is the sole shareholder of Shadrack which owns 51% of the Company's common stock. Ms. Hamedani was President of TDN until August 1, 2002. In addition, the current President, Chairman and Founder of TDN is Nasser Hamedani, the father of the Company's President, Chief Executive Officer, and Director, Sholeh Hamedani.

On June 28, 2002, the Company entered into a Consulting Agreement with Alan Schram. This agreement provides for Alan Schram to provide consulting services to the Company. In return for his services, the agreement entitles Alan Schram to receive 25,000 shares of the Company's common stock at the completion of the agreement's four month term. The consulting services have been accrued in other expenses. The Company is currently in negotiations with Mr. Schram to extend the term of this agreement. As of the date hereof, these shares have not been issued. Alan Schram is the Company's former President, Secretary, Chief Financial Officer and Director.

Nasser Hamedani owns 47% of TDN, the company with whom the Company has entered into the Sales and Marketing Agreement, and he is the father of the Company's President, Chief Executive Officer, Chief Financial Officer, and Director, Sholeh Hamedani.

In a Stock Purchase Agreement dated October 11, 2002, the Company's original shareholders sold 1,118,500 of their shares of common stock to various purchasers, two of whom are related parties to the Company. Some of these purchasers were introduced to the original shareholders by Sholeh Hamedani, the Company's President, Chief Financial Officer, and a director. Some of these purchasers resold their shares to unrelated third parties. A portion of the proceeds received from the stock sale by the Purchasers was in turn loaned to the Company's parent, who used these funds to finance the operations of the Company. These amounts are reflected on the financial statements as Due to Parent Company.

NOTE 5 - SUBSEQUENT EVENTS

On February 6, 2003, the Company filed a Form SB-2 registration statement offering for sale up to a maximum of 4,000,000 shares of the Company's common stock directly to the public. There is no underwriter involved in this offering. The shares are being offered without any underwriting discounts or commissions. The purchase price is $2.00 per share. If all of the shares offered by the Company are sold, the proceeds will be $8,000,000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our certificate of incorporation and by-laws provide that our officers and directors will not be personally liable to the company or our stockholders for monetary damages for breach of the fiduciary duty of care as a director, including breaches which constitute gross negligence. By its terms and in accordance with the Nevada Revised Statutes, however, this provision does not eliminate or limit the liability of a director (i) for breach of the director's duty of loyalty to the company or our stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) for unlawful payments or dividends or unlawful stock repurchases or redemptions, (iv) for any improper benefit or (v) for breaches of a director's responsibilities under the federal securities laws.

Our certificate of incorporation also provides for indemnification to the fullest extent provided by the Nevada Revised Statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses payable by us in connection with the registration of our shares is as follows:

    SEC Filing Fee ..................................   $     942
    Accounting Fees and Expenses ....................   $  15,000
    Legal Fees and Expenses .........................   $  25,000
    Printing Costs ..................................   $   2,500
    Other Contingent Costs ..........................   $   1,558

       Total ........................................   $  45,000

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

On or about July 3, 2002, we issued 1,166,755 shares of common stock to The Children's Internet, Inc. for a purchase price of $150,000. This transaction is described in our Information Statement Pursuant to Section 14(f) of the Securities Exchange Act of 1934 and Rule 14f-1 thereunder filed on August 9, 2002, and our Current Report on Form 8-K filed with the SEC on July 18, 2002. There was no underwriter involved in this issuance and no commissions were paid to any person in connection with this issuance. As this issuance was to a single, sophisticated party and did not involve a public offering, this issuance was exempt from the registration provisions of the Securities Act of 1933 pursuant to Section 4(2).

Pursuant to a Consulting Agreement, dated June 28, 2002, we agreed to issue 25,000 shares at the completion of the term of the Consulting Agreement to Alan Schram in return for services. As of the date hereof, these shares have not been issued. In this transaction we relied on the exemption from the registration provisions of the Securities Act of 1933 pursuant to Section 4(2), as this was to be an issuance to a single sophisticated individual and no public solicitations were made.


ITEM 27.  EXHIBITS

EXHIBITS
3.1         Articles of Incorporation, dated September 25, 1996[1]
3.2         Certificate of Amendment of Articles of Incorporation, dated February 10, 2000[1]
3.3         Certificate of Amendment of Articles of Incorporation, dated December 27, 2002[1]
3.4         Certificate of Designation of Series A Preferred Stock, dated November 8, 2002[1]
3.5         Bylaws[1]
5.1         Opinion of Oswald & Yap
10.1        Plan of Reorganization and Acquisition, July 3, 2002[1]
10.2        Consulting Agreement with Alan Schram, dated June 28, 2002[1]
10.3        License Agreement dated September 10, 2002[1]
10.4        Amendment to License Agreement, dated November 5, 2002[1]
10.5        Wholesale Sales & Marketing Agreement, dated March 3, 2003[1]
10.6        Stock Purchase Agreement, dated October 11, 2002[2]
10.7        Co-Location Agreement, dated July 11, 2003[3]
10.8        Independent Sales Agreement with Infolink, dated August 14, 2003[1]
10.9        Licensing Agreement with Infolink, dated August 14, 2003[1]

10.10       Co-Location Agreement, dated September 26, 2003

23.1        Consent of Oswald & Yap[4]
23.2        Consent of Stonefield Josephson, Inc.

---------------------------------------------------------------------------------------------

________________________________
1  Previously filed.

2  Corrects previously filed Exhibit 10.6

3 Incorporated by reference to the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 (File No.000-29611) filed on EDGAR August 14, 2003.


4  Included with opinion in Exhibit 5.1.


ITEM 28.  UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
    (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;
    (b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
    (c) Include any additional or changed material information on the plan of distribution.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on February 12, 2004.


                                        The Children's Internet, Inc.

                                        /s/ SHOLEH HAMEDANI
                                        ----------------------------------------
                                        By: Sholeh Hamedani
                                        Its: President, Chief Executive Officer,
                                        Chief Financial Officer, Director


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities indicated on February 12, 2004.


             SIGNATURE                                 TITLE

/s/ Sholeh Hamedani
------------------------------------
Sholeh Hamedani                       Chief Executive Officer
                                      (Principal Executive Officer)

/s/ Sholeh Hamedani
------------------------------------
Sholeh Hamedani                       Chief Financial Officer
                                      (Principal Financial Officer, Controller)

/s/ Jamshid Ghosseiri
------------------------------------
Jamshid Ghosseiri                     Secretary, Director

/s/ Tyler Wheeler
------------------------------------
Tyler Wheeler                         Director


/s/ Roger Campos, Esq.
------------------------------------
Roger Campos, Esq.                    Director


/s/ Dale Boehm
------------------------------------
Dale Boehm                            Director